QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Jones Lang LaSalle Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601

April 15, 2008

Dear Shareholder:

              We would like to invite you to attend our 2008 Annual Meeting of Shareholders. It will be held on Thursday, May 29, 2008, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

             Your vote is very important to us.    This year for the first time, as the Securities and Exchange Commission now permits, we are voluntarily furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This serves our environmental goals and also saves us significant postage, printing and processing costs. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail if you prefer.

              The proxy materials we are furnishing on the Internet include our 2007 Annual Report to Shareholders, together with our Annual Report on Form 10-K for the year ended December 31, 2007.

              If you attend the Annual Meeting, you may vote your shares in person even though you have previously given your proxy. We appreciate your continued interest in our firm.

Sincerely,
Sheila A. Penrose Chairman of the Board of Directors	Colin Dyer President and Chief Executive Officer

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 29, 2008

              The 2008 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Thursday, May 29, 2008, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois. The Annual Meeting will have the following purposes:

    1.
    To elect nine Directors to serve one-year terms until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualify;

    2.
    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008;

    3.
    To approve a proposed amendment to the Jones Lang LaSalle Stock Award and Incentive Plan to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000; and

    4.
    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

              Our Board of Directors has fixed the close of business on Thursday, March 20, 2008 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. We will permit only shareholders, or persons holding proxies from shareholders, to attend the Annual Meeting.

By Order of the Board of Directors
Mark J. Ohringer Corporate Secretary
April 15, 2008

              YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON GIVE THEIR PROXY OVER THE INTERNET OR BY TELEPHONE. IF YOU PREFER, YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. YOU MAY REVOKE ANY PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

Table of Contents

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

PROXY STATEMENT

2008 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q: Why am I receiving these materials?

A:          The Board of Directors (the Board) of Jones Lang LaSalle Incorporated, a Maryland corporation (Jones Lang LaSalle, which may sometimes be referred to as the Company or as we, us or our), is providing these proxy materials for you in connection with the Company's 2008 Annual Meeting of Shareholders (including any adjournments or postponements, the Annual Meeting). The Annual Meeting will take place at 8:30 a.m. local time, on Thursday, May 29, 2008 at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago Illinois. We have first released this Proxy Statement to our shareholders on or about April 15, 2008.

              As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business we describe in this Proxy Statement.

              A proxy is the legal designation you give to another person to vote the shares of stock you own. If you designate someone as your proxy in a written document, that document is called a proxy card. We have designated three of our officers as proxies for our Annual Meeting: Colin Dyer, Lauralee E. Martin and Mark J. Ohringer. We are asking you to designate each of them as a proxy to vote your shares on your behalf.

Q:         Why are you making these materials available over the Internet rather than mailing them?

A:          Under the "Notice and Access Rule" that the Securities and Exchange Commission (the SEC) has adopted, we are for the first time this year furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This will help us meet our environmental goals and it will save significant postage, printing and processing costs. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review our proxy materials on the Internet and (2) access your proxy card to vote on the Internet.

              We anticipate that we will mail the Notice of Internet Availability to our shareholders on or about April 15, 2008.

Q:         How can I have printed copies of the proxy materials mailed to me?

A:          If you received a Notice of Internet Availability by mail and you would prefer to receive a printed copy of our proxy materials, including a paper proxy card, please follow the instructions included in the Notice of Internet Availability.

Q:         What information does this Proxy Statement contain?

A:          The information we have included in this Proxy Statement relates to (1) the proposals to be voted on at the Annual Meeting and (2) the voting process. We have organized this Proxy Statement according to the three different matters on which our shareholders will be voting and to provide the information we are required to disclose in order for you to make your decision about how to vote.

Q:         What other information are you furnishing with this Proxy Statement?

A:          Our 2007 Annual Report to Shareholders, which includes our annual report on Form 10-K for the year ended December 31, 2007, has been made available on the Internet to all shareholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability. You may also view our 2007 Annual Report at www.joneslanglasalle.com in the "Investor Relations" section.

              You may obtain a paper copy of our 2007 Annual Report without charge by writing the Jones Lang LaSalle Investor Relations Department at 200 East Randolph Drive, Chicago, Illinois 60601, or by calling +1.312.228.2430.

Q:         What items of business will be voted on at the Annual Meeting?

A:          The items of business scheduled to be voted on at the Annual Meeting are:

  •
  The election of nine directors to serve one-year terms until the 2009 Annual Meeting of Shareholders;
  •
  The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2008; and
  •
  The approval of an amendment to the Company's Stock Award and Incentive Plan.

We will also consider other business that properly comes before the Annual Meeting.

Q:         How does the Board recommend that I vote?

A:          Our Board recommends that you vote your shares as follows:

  •
  FOR each of the nominees to the Board;
  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2008; and
  •
  FOR the amendment to the Stock Award and Incentive Plan serving to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000.

Q:         What shares may I vote?

A:          Only shareholders of record of Jones Lang LaSalle's Common Stock, $.01 par value per share (the Common Stock), at the close of business on Thursday, March 20, 2008 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we have received from our transfer agent and stock registrar, there were 31,787,640 voting shares of Common Stock outstanding on the Record Date. The shares of our Common Stock are held in approximately 518 registered accounts representing approximately 23,776 beneficial owners.

Q:         What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:          Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between (1) shares you hold of record in your own name and (2) those you own beneficially through a broker or nominee, as follows:

    Shareholder of Record

    If your shares are registered directly in your name with Jones Lang LaSalle's stock registrar, BNY Mellon Shareowner Services, then with respect to those shares we consider you to be the shareholder of record. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

    Beneficial Owner

    If you hold shares in a brokerage account or by a trustee or another nominee, then we consider you to be the beneficial owner of shares held "in street name," and we are furnishing these proxy materials to you through your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and we are also inviting you to attend the Annual Meeting.

    Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided instructions to you on how to vote your shares.

Q:         How can I attend the Annual Meeting?

A:          You are entitled to attend the Annual Meeting only if you were a Jones Lang LaSalle shareholder as of the close of business on Thursday, March 20, 2008 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, we will verify your name against the list of shareholders of record on the Record Date prior to admitting you to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 20, 2008, a copy of the voting instruction card furnished to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we will not admit you to the Annual Meeting.

Q:         How can I vote my shares in person at the Annual Meeting?

A:          You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. You may vote in person at the Annual Meeting shares you hold beneficially in street name only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:         How can I vote my shares without attending the Annual Meeting?

A:          Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

    (1)
    electronically over the Internet at www.proxyvote.com;
    (2)
    by telephone (please see your proxy card for instructions); or
    (3)
    by requesting, completing and submitting a properly signed paper proxy card as outlined in the Notice of internet Availability.

Q:         May I change my vote or revoke my proxy?

A:          You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

    (1)
    granting a new proxy bearing a later date (which automatically revokes the earlier proxy);
    (2)
    providing a written notice of revocation prior to your shares being voted; or
    (3)
    attending the Annual Meeting and voting in person.

              A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which we provide above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:         Who can help answer my questions?

A:          If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Broadridge Investor Communications at +1.631.254.7400.

              If you need additional copies of this Proxy Statement or voting materials, please contact Broadridge Investor Communications at the number above or the Company's Investor Relations team at +1.312.228.2430.

Q:         How many shares must be present or represented to conduct business at the Annual Meeting?

A:          The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:         What is the voting requirement to approve each of the proposals?

A:          Directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the nine nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors.

              The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2008.

              The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will also be necessary to approve the amendment to the Stock Award and Incentive Plan, provided that the total vote cast on this proposal represents over 50% of the total number of shares outstanding on the Record Date.

Q:         How are votes counted?

A:          We will count shares of Common Stock represented in person or by properly executed proxy for the purpose of determining whether a quorum is present at the Annual Meeting. We will treat shares which abstain from voting as to a particular matter and broker non-votes (as defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether Director nominees have received the requisite number of affirmative votes. Abstentions and broker non-votes will also have no effect on the voting with respect to the approval of KPMG LLP. Abstentions and broker non-votes will have the effect of a vote against the approval of the amendment to the Stock Award and Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which event an abstention or broker non-vote will have no effect on the result of the vote.

              A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:         What happens if I sign but do not give specific voting instructions on my proxy?

A:          If you hold shares in your own name and you submit a proxy without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

              If you hold shares through a broker, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

  •
  Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) and Proposal 2 (approval of KPMG LLP) because they involve matters that are considered routine.
  •
  Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal 3 (approval of an amendment to the Company's Stock Award and Incentive Plan) because it involves a matter that is considered non-routine.

              As the proposals to be acted upon at our Annual Meeting include both routine and non-routine matters, your broker will submit a proxy for uninstructed shares that votes FOR the election of directors and the appointment of KPMG LLP, but expressly states that the broker is NOT voting on the remaining proposal regarding the Stock Award and Incentive Plan. The votes with respect to that remaining proposal will therefore be broker non-votes.

Q:         What happens if a Director does not receive a majority of the votes cast for him or her?

A:          Under the Corporate Governance Guidelines that our Board has established, if a Director does not receive the vote of at least the majority of the votes cast, that Director will promptly tender his or her resignation to the Board. Our Nominating and Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board is required to take action with respect to the resignation, and publicly disclose its rationale, within 90 days from the date of the certification of the election results. We provide additional details about our majority voting procedures under "Corporate Governance Principles and Board Matters" below.

Q:         What happens if additional matters are presented at the Annual Meeting?

A:          Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting as directed on the proxy or, if no direction is made with respect to a proposal, then in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals we describe in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority the proxy grants to them.

Q:         What should I do if I receive more than one set of voting materials?

A:          There are circumstances under which you may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please vote each different proxy you receive, since each one represents different shares that you own.

Q:         Where can I find the voting results of the Annual Meeting?

A:          We intend to announce preliminary voting results at the Annual Meeting and then publish the final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2008.

Q:         What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:          Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2009 Annual Meeting and included in Jones Lang LaSalle's Proxy Statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the Exchange Act) must be received by Jones Lang LaSalle at our principal executive office by December 16, 2008. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than February 28, 2009 and not earlier than January 29, 2009.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

              Our policies and practices reflect corporate governance initiatives that we believe comply with the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect, various regulations issued by the SEC and certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

              We maintain a corporate governance section on our public website, www.joneslanglasalle.com, which includes key information about the corporate governance initiatives that are set forth in our:

  •
  Corporate Governance Guidelines;
  •
  Charters for the three Committees of our Board of Directors described below;
  •
  Statement of Qualifications of Members of the Board of Directors; and
  •
  Code of Business Ethics.

              The Board of Directors regularly reviews corporate governance developments and modifies our Guidelines and Charters accordingly. Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

              We will make any of this information available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office set forth above.

Information about the Board of Directors and Corporate Governance

              The Board, whose members our shareholders elect annually, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is in turn responsible for conducting the Company's business under the oversight of the Board to enhance the long term value of the Company for the benefit of its shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

Director Independence; Review of Relationships and Related Transactions

              A majority of our Board must, and does, consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be, and are, independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations.

              The Board has determined that each of Henri-Claude de Bettignies, Darryl Hartley-Leonard, Sir Derek Higgs, Alain Monié, Sheila A. Penrose, David B. Rickard and Thomas C. Theobald are independent according to the criteria we describe above. These are the Directors whom we describe in this Proxy Statement as being Non-Executive Directors (meaning Directors whom we do not otherwise employ as Company officers).

              The Board regularly reviews any relationships that a Director may have with the Company (other than solely in his or her role as a member of the Board) in order to reaffirm his or her independence. After a review of the written responses from our Directors to inquiries from the Company, and based on the Company's records, the only such relationships of which we are aware are those two matters we specifically disclose below under "Certain Relationships and Related Transactions" with respect to Messrs. Monié and Theobald. Each of these relationships involves an investment by a Director in a product offered by the Company that was made on the same terms and conditions available to other similarly situated investors. Moreover, neither of them involves an amount of money that is material from a financial standpoint either to the individual Director or to the Company. Therefore, the Board believes that neither of them constitutes a material relationship with the Company that would detract from the Director's independence.

Non-Executive Chairman of the Board

              Since January 1, 2005, Sheila A. Penrose, a Non-Executive Director, has held the role of the Chairman of the Board. The Board has determined that Ms. Penrose will also serve as the Lead Independent Director of the Board for purposes of the NYSE's corporate governance rules, including presiding over regularly scheduled executive sessions of our Non-Executive Directors.

              The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board's Committees.

The Board and Board Committees

    Board Composition

              Our Board currently consists of nine members, eight of whom served for all of 2007 and through the date of this Proxy Statement. The ninth member, David B. Rickard, was first elected to fill a vacancy on the Board in July 2007 and has served through the date of this Proxy Statement. In addition to Ms. Penrose, who is the Chairman, our Non-Executive Directors are Henri-Claude de Bettignies, Darryl Hartley-Leonard, Sir Derek Higgs, Alain Monié, David B. Rickard and Thomas C. Theobald. Our Directors who are also Executive Officers are Colin Dyer, who is our President and Chief Executive Officer, and Lauralee E. Martin, who is our Chief Operating and Financial Officer. We provide biographical information about all of our current Directors below.

    Board Meetings During 2007

              The full Board of Directors held four in-person meetings and nine telephonic meetings during 2007. Each Director who held such position during 2007 attended, in aggregate, at least 75% of all meetings (including teleconferences) of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

    Board Committees

              Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

    (1)
    the current members of each of the Committees, all of whom are independent Non-Executive Directors;

    (2)
    the Director who currently serves as the Chairman of each Committee; and

    (3)
    the number of meetings each Committee held during 2007.

Current Committee Membership and Number of Meetings During 2007

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Henri-Claude de Bettignies		x	x
Darryl Hartley-Leonard	x		x
Sir Derek Higgs	Chairman	x	x
Alain Monié		x	x
Sheila A. Penrose	x	x	Chairman
David B. Rickard	x		x
Thomas C. Theobald		Chairman	x
Number of Meetings During 2007 (Including Teleconferences):	9	7	4

The Audit Committee

              Sir Derek Higgs (Chairman), Mr. Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2007. Mr. Rickard was elected to the Audit Committee in July 2007, at which time Mr. de Bettignies voluntarily resigned from the Committee.

              Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent registered public accounting firm, (3) the performance of the Company's internal audit function and of its independent registered public accounting firm and (4) compliance by the Company with legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

  •
  appoint or replace the independent registered public accounting firm, which reports directly to the Audit Committee;

  •
  appoint or replace the Company's senior internal auditing executive, who reports directly to the Audit Committee;

  •
  review with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;

  •
  review with management and the independent registered public accounting firm the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;

  •
  discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

  •
  discuss with management and the independent registered public accounting firm the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

  •
  establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Business Ethics.

              See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

              Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. Our Board has also determined that Mr. Rickard qualifies as an "audit committee financial expert" for purposes of the applicable SEC rule.

The Compensation Committee

              Messrs. Theobald (Chairman), de Bettignies and Monié, Sir Derek Higgs and Ms. Penrose served as members of the Compensation Committee during the entire year of 2007.

              Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

  •
  annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine his or her compensation levels based on such evaluation;

  •
  annually review and approve the compensation of the other executive officers of the Company who serve on its Global Executive Committee;

  •
  review and approve any employment contracts, severance arrangements and other agreements (including any change in control provisions that are included) for executive officers of the Company and the overall programs under which any such arrangements may be offered to other employees of the Company;

  •
  approve cash incentives and deferred compensation plans for executives and oversee performance objectives and funding for executive incentive plans; and

  •
  approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

              See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

             Compensation Committee Interlocks and Insider Participation in Compensation Decisions.    There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

The Nominating and Governance Committee

              Ms. Penrose (Chairman), Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard, Monié and Theobald served as members of the Nominating and Governance Committee during the entire year of 2007. Mr. Rickard was elected to the Nominating and Governance Committee in July 2007.

              Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board the Corporate Governance Guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

  •
  adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise assist in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

  •
  review the qualifications of new candidates for Board membership and the performance of incumbent Directors whose terms are to expire at the next Annual Meeting of Shareholders;

  •
  periodically review the compensation paid to Non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

  •
  periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

  •
  periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend Committee assignments to the Board, including rotation, re-assignment or removal of any Committee member; and

  •
  oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

Nominations Process for Directors

    Identifying and Evaluating Nominees for Directors

              The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee will consider properly submitted shareholder nominations of candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, the Committee would aggregate and consider recommendations at a regularly scheduled meeting, which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If a shareholder provides any materials in connection with the nomination of a Director candidate, the materials will be forwarded to the Committee. The Committee would also review materials that professional search firms or other parties provide in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate such firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

    Director Qualifications

              Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and they must be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. These criteria set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

    Shareholder Nominees

              The Nominating and Governance Committee will consider properly submitted nominations of candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and evidence of the consent of the proposed nominee to serve as a Director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals intended to be included in our Proxy Statement generally, shareholder nominations for individuals to be considered for election at the 2009 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 16, 2008.

Majority Voting for Directors

              In 2006, our Board amended our Corporate Governance Guidelines to provide that if a nominee for Director who is an incumbent Director does not receive the vote of at least the majority of the votes cast at any meeting for the election of Directors at which a quorum is present and no successor has been elected at such meeting, the Director will promptly tender his or her resignation to the Board. For purposes of the Guidelines, a majority of votes cast means that the number of shares voted "for" a Director's election exceeds 50% of the number of votes cast with respect to that Director's election or, in the case where the number of nominees exceeds the number of Directors to be elected, cast with respect to election of Directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that Director's election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of Directors generally.

              The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Committee in making its recommendations, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director's resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

              If a Director's resignation is accepted by the Board, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may either fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to the provisions of the Company's By-Laws.

Director Compensation

              Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors.

              We use a combination of cash and stock-based incentive compensation for the members of our Board. The Committee seeks to provide compensation to our Non-Executive Directors that is:

  •
  sufficient to attract and retain the highest caliber individuals who meet the established criteria for Board membership;
  •
  reflective of the demands placed on Board and Committee membership by a complex and geographically dispersed, global organization operating in highly competitive and dynamic markets; and
  •
  commensurate with the compensation paid to directors at other firms under broadly similar circumstances.

              Annually, the Committee gathers data from studies that are published by independent non-profit organizations (for example, the National Association of Corporate Directors and The Conference Board) and compensation consulting firms (for example, Pearl Meyer and Partners and Frederic W. Cook & Co., Inc.). For comparison purposes, the Committee then uses the studies and data that appear to be most relevant and closely associated to the Company's own circumstances. The Committee seeks information regarding:

  •
  Board retainers;
  •
  cash versus equity compensation;
  •
  compensation for serving on committees and for chairing committees; and
  •
  equity ownership guidelines and compensation for non-executive chairmen.

Based upon an internal guideline, the Committee then seeks to make any adjustment to the overall compensation program deemed necessary to satisfy the above criteria approximately every other year. In order to determine the compensation of our Chairman of the Board, our Committee meets in executive session, led by the Chairman of our Compensation Committee, without our Chairman of the Board being present.

    Compensation for Our Non-Executive Directors

             Compensation Program.    Effective as of January 1, 2008, under the program that the Nominating and Governance Committee has established, each Non-Executive Director receives:

  •
  an annual retainer of $60,000, paid quarterly;
  •
  $3,000 for attendance at each meeting ($1,000 for telephonic meetings) of the Board;
  •
  $1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting (and the meeting of any special committee); and
  •
  an annual grant of restricted stock units in an amount equal to $90,000 (with the number of restricted stock units based on the closing price of our Common Stock on the grant date, which is the day after the Annual Meeting), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $20,000 and the Chairman of the Nominating and Governance Committee receives an annual retainer of $5,000. Each member of the Audit Committee other than the Chairman receives an annual retainer of $5,000.

              All of the above amounts have been in effect since January 1, 2006, except that effective January 1, 2008, the annual restricted stock grant was increased to $90,000 (from $75,000 previously), and the retainer for serving as the Chairman of the Compensation Committee was increased to $20,000 (from $10,000 previously).

              Upon being elected to the Board for the first time, a Non-Executive Director also receives a one-time grant of restricted stock units in an amount equal to $75,000 (with the number of shares based on the closing price of our Common Stock on the grant date, which is the date of the election), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              Directors who are also officers or employees of Jones Lang LaSalle (currently Colin Dyer and Lauralee E. Martin) are not paid any Directors' fees. Jones Lang LaSalle reimburses all Directors for reasonable travel, lodging and related expenses incurred in attending meetings.

             Equity Grants Prior to 2006.    Prior to and through 2003, (1) each Non-Executive Director elected to the Board for the first time received upon such election a one-time non-qualified stock option grant to purchase 5,000 shares of Common Stock at fair market value on the date of grant and (2) each Non-Executive Director also received, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual non-qualified stock option grant to purchase 5,000 shares. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options were made automatically under our Stock Award and Incentive Plan.

              In 2004 and 2005, the compensation program provided that (1) upon election to the Board for the first time, each Non-Executive Director would receive a one-time grant of restricted stock units in an amount equal to $50,000 and (2) each Non-Executive Director would also receive, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual grant of restricted stock units in an amount equal to $50,000. In each case, the number of restricted stock units was based on the closing price of our Common Stock on the grant date. All such restricted stock units become vested on the fifth anniversary of the grant date.

             Election to Receive Equity in Lieu of Cash.    Prior to and through 2002, a Non-Executive Director could elect to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Award and Incentive Plan established the value of these options as being equal to 33% of the exercise price for options issued with respect to 1999 through 2002. For such options, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

              Beginning in 2003 and through 2007, we permitted Non-Executive Directors to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, we permitted the Non-Executive Directors to elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, the Company increased the initial value of any shares so deferred by a so-called "uplift" of 25%.

              Effective January 2008, we also are permitting Non-Executive Directors to elect to receive and defer shares of our Common Stock in lieu of any or all of their cash meeting fees, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each immediately preceding quarter. However, we are no longer increasing the value of any shares so deferred (whether in lieu of cash retainers or meeting fees) by an uplift.

             Election to Participate in the Deferred Compensation Plan.    Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above and also for Non-Executive Directors who are subject to United States income tax. The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program under which the eligible members of our Board may voluntarily elect to defer up to 100% of their cash retainers, meeting fees and restricted stock units that vest. Elections are made on an annual basis and in compliance with Section 409A of the United States Internal Revenue Code. Each of Ms. Penrose, Mr. Hartley-Leonard and Mr. Theobald has previously deferred certain portions of his or her Director's fees into the Deferred Compensation Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future and, as such, are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices selected by the participants. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

    Compensation for Our Chairman of the Board

              As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman's annual retainer for 2005, which was the first year of the two-year term to which she was originally has been elected, was $100,000. Beginning on January 1, 2006, the Chairman's annual retainer was increased to $120,000. In addition, at the time of her election in 2005, Ms. Penrose received a one-time grant of 1,000 restricted stock units, which vested January 1, 2007. Ms. Penrose is permitted to apply her Chairman's retainer to the programs described above with respect to electing to receive shares in lieu of cash or to deferring amounts under the Deferred Compensation Plan.

              The Board has extended the term of Ms. Penrose's appointment to the date of the 2008 Annual Meeting of Shareholders, at which time the Board will re-evaluate whether to further extend her appointment.

Director Compensation for 2007

              The following table provides information about the compensation we paid to our Non-Executive Directors in respect of their services during 2007:

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Henri-Claude de Bettignies	2007	$39,000	$113,082	$4,336	—	—	$10,312	$166,730
Darryl Hartley-Leonard	2007	$35,000	$119,324	$4,336	—	—	$8,571	$167,231
Sir Derek Higgs	2007	$116,500	$41,870	$4,336	—	—	$3,758	$166,464
Alain Monié	2007	$61,000	$68,077	—	—	—	$2,687	$131,764
Sheila A. Penrose	2007	$43,000	$275,178	$4,336	—	—	$13,301	$335,815
David B. Rickard	2007	$12,000	$47,106	—	—	—	$183	$59,289
Thomas C. Theobald	2007	$32,000	$125,567	$4,336	—	—	$5,317	$167,220

(1)
The amounts in this column reflect the aggregate cash fees for each director earned as result of Board membership, meeting fees and Committee retainers.

(2)
The stock awards in this column reflect (i) the annual retainer of $75,000 in restricted stock units granted to each Director and (2) the election of each Director to receive all or a portion of his or her annual cash retainer in deferred shares, as we describe above, including the 25% uplift amount we paid during the first three quarters of 2007 but stopped paying effective October 1, 2007.

The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with SFAS No. 123(R) and therefore include amounts from awards granted prior to 2007 (other than for Mr. Rickard, who was first elected to the Board in 2007). The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2007, included in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards to our Non-Executive Directors in 2007, computed in accordance with SFAS No. 123(R), were as follows:

Name	Grant Date Fair Value of Stock Awards
Henri-Claude de Bettignies	$146,250
Darryl Hartley-Leonard	$152,500
Sir Derek Higgs	$75,000
Alain Monié	$110,625
Sheila A. Penrose	$301,250
David B. Rickard	$115,000
Thomas C. Theobald	$158,750
(3)
The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with SFAS No. 123(R) in connection with stock options that were granted to our Directors in previous years. The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2007, included in the Company's Annual Report on Form 10-K. We did not grant any new options to Directors in 2007.

(4)
In each of June and December of 2007, at the same time that the Company paid semi-annual cash dividends of $0.35 per share and $0.50 per share of its outstanding common stock, respectively, the Company also paid dividend equivalents of the same amounts on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that were paid on restricted stock units held by each of the Directors. The amounts also include dividends paid on shares that the Directors had received and deferred in lieu of cash, as we describe above, all of which dividends were reinvested in additional deferred shares.

We do not provide perquisites to our Non-Executive Directors.

Director Stock Ownership

              Non-Executive Directors are subject to a stock ownership guideline whereby we expect that, at a minimum, by the third anniversary of his or her first election to the Board, each director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, at least the lesser of (1) 5,000 shares of the Company's Common Stock or (2) shares of the Company's Common Stock worth $300,000 based on the then most recent closing price thereof. All shares of unvested restricted stock that have been granted to a Director, or which a Director has elected to take in lieu of cash compensation or has deferred under any deferred compensation plan, count toward each of the indicated minimum number of shares and dollar value. The net value of "in-the-money" options count toward the indicated minimum dollar value.

              As of March 20, 2008, when the price per share of our Common Stock at the close of trading on the NYSE was $74.70, our Non-Executive Directors had the following ownership interests in shares of our Common Stock:

Name	Shares Directly Owned (#) (2)	Restricted Stock Units (#)	Stock Options (#)	Total (#)	Value at 3/20/08 (3)
Henri-Claude de Bettignies	8,165	4,686	6,000	18,851	$1,301,259
Darryl Hartley-Leonard	11,497	4,686	6,000	22,183	$1,550,160
Sir Derek Higgs	0	4,686	17,000	21,686	$1,316,994
Alain Monié (1)	2,897	2,612	0	5,509	$411,522
Sheila A. Penrose	25,855	4,686	6,000	36,541	$2,598,683
David B. Rickard	622	631	0	1,253	$96,288
Thomas C. Theobald (1)	37,190	4,686	3,000	44,876	$3,297,467

(1)
In addition to the equity ownership disclosed in this table, Messrs. Monié and Theobald have made certain personal investments in investment vehicles offered by the Company or one of its affiliates, as we describe more particularly below under "Certain Relationships and Related Transactions." Such investments were made on the same terms and conditions as offered to other investors.

(2)
Include shares the Director has elected to take in lieu of cash and receipt of which has been deferred.

(3)
Stock option values reflect the total value of outstanding vested and unvested options based on the difference between $74.70 per share and the strike price of the individual underlying options.

De-Classification of the Terms of the Members of the Board of Directors

              Prior to the 2005 Annual Meeting, Jones Lang LaSalle's Articles of Incorporation provided for our Board members to be divided into three classes, as nearly equal in number as possible in each, serving staggered three-year terms. The Board therefore consisted of Class I, II and III Directors. At the 2005 Annual Meeting, our shareholders approved an amendment to the Company's Articles of Incorporation de-classifying the Board, as the result of which the members of our Board would thereafter be elected to one-year terms. Accordingly, each of our Directors who had then previously been elected to a three-year term would serve his or her then remaining term, after which each such Director would, if re-nominated, be subject to re-election for a one-year term. Once none of our Directors had a multi-year term of service remaining, we planned to discontinue the Class I, II and III designations.

              Effective at the 2008 Annual Meeting, all of the members of the Board will have completed their previous three-year terms and the Board will therefore have been fully de-classified. Consequently, at the 2008 Annual Meeting, all nine of the members of our Board are standing for re-election to one-year terms. We will no longer use the Class I, II and III designations, and all elections for Board memberships after the 2008 Annual Meeting will also be for one-year terms.

Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

              We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time attended our previous Annual Meeting of Shareholders held on May 30, 2007.

Communicating with Our Board of Directors

              Shareholders and interested parties may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director, or the Chairman of any of our Committees), please so note on your e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipient(s).

PROPOSAL 1

ELECTION OF DIRECTORS

              As our Board of Directors is now fully-declassified, each of our nine Directors is standing for re-election at our 2008 Annual Meeting. We provide biographical information for each of the nominees below under the caption "Directors and Executive Officers." If re-elected, these Directors will serve one-year terms until Jones Lang LaSalle's Annual Meeting of Shareholders in 2009 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

              The Board recommends you vote FOR the election of each of the nine nominees listed below:

Henri-Claude de Bettignies
Colin Dyer
Darryl Hartley-Leonard
Sir Derek Higgs
Lauralee E. Martin
Alain Monié
Sheila A. Penrose
David B. Rickard
Thomas C. Theobald

              At the Annual Meeting, we will vote each valid proxy returned to Jones Lang LaSalle for the nine nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than nine nominees for Director. While the Board does not anticipate that any of the nominees will be unable to stand for election as a Director at the 2008 Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

DIRECTORS AND EXECUTIVE OFFICERS

              The following biographical summaries provide information about each of (1) our seven current Non-Executive Directors, all of whom are standing for re-election at the 2008 Annual Meeting, (2) our two Directors who are also Executive Officers, both of whom are standing for re-election at the 2008 Annual Meeting, and (3) those additional corporate officers whom we define as Executive Officers for SEC reporting purposes.

Non-Executive Directors
(All are nominees for re-election to the Board at the 2008 Annual Meeting)

             Henri-Claude de Bettignies.    Professor de Bettignies, 69, has been a Director of Jones Lang LaSalle since March 1999. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. He holds the AVIVA Chair in Leadership and Responsibility at the European Institute of Business Administration, Fontainebleau, France, and Singapore (INSEAD), and is Distinguished Professor of Globally Responsible Leadership at the China Europe International Business School (CEIBS), Shanghai, People's Republic of China. Professor de Bettignies joined INSEAD in 1967 as an Assistant Professor and became a Full Professor in 1975. From 1988 to 2005, he held a joint professorship at the Stanford University Graduate School of Business. Professor de Bettignies started and developed INSEAD's activities in Japan and the Asia Pacific region, which led to the creation in 1980 of the Euro-Asia Centre of which he was the Director General until 1988. He currently teaches business school students and corporate executives in the areas of ethics, corporate social responsibility, human resources management and corporate transformation, culture and management. He serves as a consultant to a number of major organizations and has published five books and over 50 articles in business and professional journals. He is a member of the Asian Academy of Management and serves on the editorial boards of a number of business journals, including Finance and Common Good, The Journal of Asian Business, The International Journal of Business and Society and The Thunderbird International Business Review. Professor de Bettignies was educated at the Sorbonne, the Catholic University of Paris (EPP) and the Harvard Business School.

             Darryl Hartley-Leonard.    Mr. Hartley-Leonard, 62, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Mr. Hartley-Leonard was Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency, from January 1998 until July 2005. He served as Chairman of the Board of Hyatt Hotels Corporation, an international owner and manager of hotels, from 1994 to 1996. From 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard retired from Hyatt in 1996 after a 32-year career with that organization. Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

             Sir Derek Higgs.    Sir Derek, 64, has been a Director of Jones Lang LaSalle since March 1999. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Sir Derek has served as Chairman of Alliance & Leicester plc, a banking organization, since October 2005. He was Chairman of Prudential Portfolio Managers Limited, a fund manager, and a Director of Prudential plc, a financial services company, from January 1996 to December 2000, and prior to that he was employed by S.G. Warburg & Co. Ltd., an investment bank, from 1972 until 1996, serving as a Director beginning in 1979, Head of Global Corporate Finance beginning in 1986 and Chairman beginning in 1994. He was Chairman of Partnerships UK plc, an advisor on public-private partnerships for the delivery of public services, from June 2000 until June 2007. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Arts degree and a Doctor of Laws degree from the University of Bristol. In January 2004, Sir Derek was knighted by the Queen of England for his services to corporate governance and finance.

             Alain Monié.    Mr. Monié, 57, has been a Director of Jones Lang LaSalle since October 2005. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Mr. Monié has been the President and Chief Operating Officer of Ingram Micro Inc., a global information technology wholesale distributor, since August 2007, and from January 2003 until that date he was President of its Asia-Pacific subsidiary based in Singapore. Prior to joining Ingram Micro, Mr. Monié served as President of the Latin American division of Honeywell International, a diversified technology and manufacturing firm serving the aerospace, building and automotive industries, from January 2000 to August 2002. He joined Honeywell following its merger with Allied Signal Inc., where he had a 17-year career culminating in the leadership of its Asia-Pacific operations. Mr. Monié has a Dipl. Engineer degree from École Nationale Supérieure d'Arts et Métiers (ENSAM), Bordeaux and Paris, France, and an M.B.A. from the Institut Supérieur des Affaires, Jouy en Josas, France.

             Sheila A. Penrose.    Ms. Penrose, 62, has been a Director of Jones Lang LaSalle since May 2002 and was elected Chairman of the Board effective January 1, 2005. She is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Ms. Penrose served as an Executive Advisor to The Boston Consulting Group from January 2001 to December 2007. In September 2000, Ms. Penrose retired from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of McDonald's Corporation, the world's leading foodservice retailer, and Datacard Group, a supplier of systems for card programs and identity solutions. Ms. Penrose received a Bachelors degree from the University of Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

             David B. Rickard.    Mr. Rickard, 61, has been a Director of Jones Lang LaSalle since July 2007. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Since 1999, Mr. Rickard has been the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Caremark Corporation, the leading provider of prescriptions and related healthcare services in the United States and the operator of over 6,000 CVS pharmacy stores. Prior to joining CVS Caremark, Mr. Rickard was the Senior Vice President and Chief Financial Officer for RJR Nabisco Holdings Corporation. He is currently a member of the Board of Directors, and Chairman of the Audit Committee, of Harris Corporation, an international communications and information technology company. Mr. Rickard has a B.A. from Cornell University and an M.B.A. from Harvard Business School.

             Thomas C. Theobald.    Mr. Theobald, 70, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Mr. Theobald has served as a Partner and Senior Advisor of Chicago Growth Partners LLC since September 2004. He previously served as a Managing Director at William Blair Capital Partners from September 1994 to September 2004. From July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Ambac Financial Group, Inc., a guarantor of public finance and structured finance obligations, Anixter International, a supplier of electrical apparatus and equipment, and Ventas Inc., a health-care real estate investment trust. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

Directors Who Are Also Executive Officers
(Both are nominees for re-election to the Board at the 2008 Annual Meeting)

             Colin Dyer.    Mr. Dyer, 55, has been the President and Chief Executive Officer, and a Director, of Jones Lang LaSalle since August 2004. He is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Committee. From September 2000 to August 2004, he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an internet-based business-to-business exchange whose members include more than 40 of the world's leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.

             Lauralee E. Martin.    Ms. Martin, 57, is Executive Vice President and Chief Operating and Financial Officer of Jones Lang LaSalle. She has been our Chief Financial Officer since joining the firm in January 2002 and she was appointed to the additional position of Chief Operating Officer in January 2005. In October 2005, she was elected a member of our Board of Directors. She is a nominee standing for re-election to our Board at the 2008 Annual Meeting. Ms. Martin is currently a member of our Global Executive Committee. She served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin has been a member of the board of directors of KeyCorp, a bank holding company, since December 2003. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She received a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

Additional Executive Officers

             Peter A. Barge.    Mr. Barge, 57, has been the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

             Charles J. Doyle.    Dr. Doyle, 48, has been the Chief Marketing and Communications Officer of the Company since September 2007. From January 2005 until he joined Jones Lang LaSalle, he was the Global Head of Business Development and Marketing with Clifford Chance, an international law firm. From February 1997 to January 2005, he held a range of senior marketing and communications positions, the last of which was as the global marketing and communications director for the largest business division of Accenture, a business consulting, technology and outsourcing firm. He also previously held senior marketing and business development positions with British Telecom, a telecommunications firm, Fujitsu, a technology and information firm, and the UK's nuclear research agency (UKAEA). Dr. Doyle graduated from Glasgow University where he received a master's degree in History and English and a doctorate in Modern History from Oxford University.

             Alastair Hughes.    Mr. Hughes, 42, has been Chief Executive Officer for our Europe, Middle East and Africa operating segment since November 2005. He is currently a member of our Global Executive Committee. From 2000 to 2005, Mr. Hughes was the Managing Director for our English business. He joined Jones Lang Wootten, one of the predecessor entities to Jones Lang LaSalle, in September 1988 and held positions of increasing responsibilities within our Management Services, Fund Management and Capital Markets businesses. Mr. Hughes graduated in Economics from Heriot Watt University in Edinburgh and has a Diploma in Land Economy from Aberdeen University. He is also a member of the Royal Institute of Chartered Surveyors.

             Jeff A. Jacobson.    Mr. Jacobson, 46, has been Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since January 2007. He is currently a member of our Global Executive Committee. From 2000 through 2006, he was Regional CEO of LaSalle Investment Management's European operations. From 1998 to 2000, Mr. Jacobson was a Managing Director of Security Capital Group Incorporated. During the period between 1986 and 1998, he served in positions of increasing responsibilities with LaSalle Partners, one of the predecessor corporations to Jones Lang LaSalle. Mr. Jacobson graduated from Stanford University, where he received an A.B. in Economics and an A.M. from Stanford's Food Research Institute.

             Mark J. Ohringer.    Mr. Ohringer, 49, has been Executive Vice President, Global General Counsel and Corporate Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

             Nazneen Razi.    Ms. Razi, 55, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management. Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

             Peter C. Roberts.    Mr. Roberts, 47, has been the Chief Executive Officer of our Americas operating segment since January 2003. He served as a member of the Jones Lang LaSalle Board of Directors from December 2001 until May 2004. Mr. Roberts is currently a member of our Global Executive Committee. He was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined our Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

             Stanley Stec.    Mr. Stec, 48, has been Senior Vice President and Global Controller of Jones Lang LaSalle since November 2004. From May 2001 until October 2004, Mr. Stec served as Vice President, Controller of CCC Information Services, Inc., a publicly traded supplier of automobile claims information and processing and communications services. During 2000, he was Vice President of Operations for Finetrics (a divine interVentures company), a provider of web-based financial applications and business services. From February 1992 to March 2000, Mr. Stec held various financial management positions with J.D. Edwards & Company, a publicly held developer and marketer of enterprise and supply chain computing solutions, including Senior Director of Business Development, Senior Director of Worldwide Financial Service Centers, Director of International Finance and Director of Financial Reporting and Accounting. Mr. Stec, who is a certified public accountant, received a B.A. in Business from St. Xavier College and attended the Executive Program at the Kellogg Graduate School of Management.

EXECUTIVE COMPENSATION

              In this section we provide our shareholders with the material information necessary to understand our compensation policies. We also explain the decisions we made regarding the 2007 compensation of our Named Executive Officers. They are the six executives who comprised our Global Executive Committee (GEC) for all of 2007:

  •
  Colin Dyer, our President and Chief Executive Officer;
  •
  Lauralee E. Martin, our Chief Operating and Financial Officer; and
  •
  The Chief Executive Officers for our four principal business segments:
  •
  Peter A. Barge, Asia-Pacific, who is also the Chairman of our Jones Lang LaSalle Hotels business;
  •
  Alastair Hughes, Europe, Middle East and Africa (EMEA);
  •
  Peter C. Roberts, Americas; and
  •
  Jeff A. Jacobson, LaSalle Investment Management (LIM).

              In this section, we therefore provide:

  •
  Our Compensation Discussion and Analysis, which explains how and why we paid what we did to our Named Executive Officers for their efforts in 2007; and
  •
  Compensation Tables indicating the specific amounts and types of compensation we paid to our Named Executive Officers in respect of 2007 and comparing them to 2006.

Compensation Discussion and Analysis

Oversight of Executive Compensation Programs

             Role of the Compensation Committee.    Our Compensation Committee oversees the Company's executive compensation programs. It is composed entirely of independent Directors. Among its responsibilities, the Committee reviews and annually approves the compensation we pay to all of our Named Executive Officers.

              The Committee recognizes the importance of developing and maintaining sound principles and practices to govern the Company's executive compensation program. The Committee seeks to ensure that the Company maintains a strong link between executive pay and each of (1) corporate performance and (2) performance of stock price. To carry out its responsibilities, the Committee:

  •
  Retains, and regularly consults, an independent compensation consultant to advise on executive compensation design, structure and market competitiveness.
  •
  Collects peer group company and market compensation data in order to (1) compare our executive compensation to what other similarly situated companies pay and (2) determine how they use compensation to attract, motivate, and retain executive talent.
  •
  Reviews detailed compensation tally sheets for the Named Executive Officers to determine the amounts that each of them would receive or forfeit under different termination scenarios. The tally sheets include:
  •
  current cash compensation;
  •
  deferred compensation;
  •
  outstanding equity awards;

    •
    benefits; and
    •
    potential severance payments.
  •
  Promotes the transparency of compensation policy and corresponding results.
  •
  Through a disciplined goal-setting process, establishes a strong link between executive compensation and shareholder value. This process establishes specific performance goals that primarily relate to:
  •
  earnings; and
  •
  long term growth.

             Internal Compensation Resources and use of Outside Consultants.    The Company's Global Human Resources Department helps prepare the information the Committee needs to carry out its oversight responsibilities. The Company has retained Hewitt Associates LLC, as well as other professional compensation consulting firms, to:

  •
  compile comparative market compensation data;
  •
  present individual compensation modeling; and
  •
  provide additional assistance in determining the compensation we pay to our Named Executive Officers.

             Independent Compensation Consultant.    In addition, the Committee has continued to retain Sibson Consulting as an independent outside compensation consultant to the Committee. The Committee determines the scope of Sibson's services. Sibson advises the Committee on matters related to the compensation of the Named Executive Officers. Sibson does not advise management of the Company and receives no compensation from the Company other than in connection with its consulting work for the Committee.

             Non-Executive Directors Who Are Not Committee Members.    In order to get the benefit of their additional perspectives, we invite Non-Executive Directors who are not members of the Compensation Committee to attend all deliberations regarding executive compensation and we give them access to all of the Committee's materials and information.

Executive Compensation Philosophy and Guiding Principles

             Objectives of Our Compensation Program.    We have designed our executive compensation system primarily to (1) attract and retain talented individuals and then (2) motivate them financially to:

  •
  maximize the Company's current-year financial performance; and
  •
  generate growth in revenue and profits on a long term basis.

              We also seek to provide personal financial incentives that will result in the best possible alignment of the interests of our executives, including our Named Executive Officers, with those of our shareholders. Accordingly, the Committee seeks to structure our programs so that the most significant portion of the total compensation opportunity for our Named Executive Officers will be directly related to:

  •
  annual net income and earnings per share performance;
  •
  long term stock performance; and

  •
  other strategic objectives we believe will most directly grow shareholder value.

              We structure the amount of the compensation opportunity to increase with the achievement of correspondingly greater stretch performance goals.

             What We Design Our Compensation Programs to Reward.    We intend our executive compensation program to reflect and support our firm's strong performance orientation. Consistent with this philosophy, we deliver a significant portion of the annual and long term compensation of each of our Named Executive Officers based on performance measures that we believe will most closely correlate to shareholder value. We further manage our rewards by (1) delivering a significant portion of total compensation through annual incentives, (2) requiring that a portion of each annual incentive automatically be converted to restricted stock units and (3) requiring different lengths of vesting periods on all equity and certain cash components so that a strong retention incentive exists at any time.

              To accomplish this, we establish goals that will financially motivate our Named Executive Officers to:

  •
  Grow revenues and profits, both organically and through strategic acquisitions;
  •
  Lead the business to seek "stretch" financial performance;
  •
  Develop clientele and the services we provide our clients by:
  •
  strengthening and expanding existing client relationships;
  •
  securing new client relationships;
  •
  expanding service capabilities through hiring and appropriate acquisitions;
  •
  selling across different service lines; and
  •
  innovating and developing new services;
  •
  Position the firm competitively and grow market share in desired markets;
  •
  Engage in strategic planning;
  •
  Promote teamwork and collaboration;
  •
  Promote cultural, ethnic and gender diversity at all levels of the business;
  •
  Conduct business ethically and with integrity; and
  •
  Promote proper corporate governance, development and propagation of best practices and overall enterprise risk mitigation.

              We intentionally keep our cash incentive and stock ownership delivery systems flexible since we seek to give certain of the above elements higher or lower emphasis on an individual basis. We do this so that we can motivate specific results from each individual position that will help drive the overall goals the firm is emphasizing in a given year. Based on our annual strategic planning, the firm's overall goals can and do change from one year to the next. We therefore want to be able to use our compensation system to effectively and promptly provide the strongest possible incentives to achieve those goals.

             The Elements of Our Executive Compensation Program.    Historically, we have compensated our Named Executive Officers, as well as our other managers and professionals, primarily through a combination of three separate but inter-related components:

  •
  A cash base salary;
  •
  A performance-based annual incentive that we commonly refer to as an "annual bonus;" and

  •
  Long term incentives, typically delivered through restricted stock unit grants that vest over multi-year periods.

              We continued to do this in 2007, but we also implemented two important changes in the specific elements we use to compensate our Named Executive Officers:

  •
  We introduced a new long term incentive program that we call the GEC Long Term Incentive Compensation Program (GEC LTIP). The GEC LTIP links a portion of our total incentive compensation to the achievement of our internal goal to double our annual net income by the end of 2010 from what it was in 2006. (The only Named Executive Officer who does not participate in this is Jeff Jacobson, since he participates in a separate long term program specifically linked to the performance of LaSalle Investment Management.)
  •
  We increased the proportion of total compensation that we deliver in the form of unvested restricted stock units. We did this for two reasons, first to provide a stronger alignment to longer-term growth in the stock price and second to increase retention incentives.

              We deliver all of our cash compensation and restricted stock unit grants under the general provisions of our Stock Award and Incentive Plan (the Stock Incentive Plan), which our shareholders have previously approved and the Committee administers.

             Comparing Our Executive Compensation Program to Other Companies.    We develop the total compensation opportunities for each Named Executive Officer relative to our own historical corporate performance and future objectives. We do not believe it is appropriate to establish compensation opportunities based primarily on benchmarking relative to compensation at other companies. Therefore, we do not rigidly set our compensation levels based on specified percentiles of benchmark data.

              However, we also recognize that our compensation practices must overall be competitive within the markets where we seek our executive talent. As we strive to remain the leading integrated global real estate services and money management firm, it is critical that we attract, retain and motivate executives who are among the most talented in our industry and who will be best able to deliver on the commitments we make to our clients and shareholders.

              Each year the Committee compares our compensation program to those of other companies that:

  •
  we consider our direct competitors;
  •
  operate within the broader commercial real estate business, such as real estate investment trusts; or
  •
  operate within the business services and financial services sectors.

              We call these our "Peer Groups." For 2007, we used compensation data disclosed in public company proxy statements as the primary source of information about our Peer Groups. We also collected data from commercially-available surveys. In 2007, we reviewed data from Hewitt Associate's Total Compensation Management Survey and McLagan Partner's Commercial Real Estate Survey.

              Management annually reviews the composition of the Peer Groups. It then recommends to the Committee changes that will keep the Peer Groups as meaningful as possible to our own firm in terms of:

  •
  the types of services we provide;
  •
  the clients we seek;
  •
  the need to reflect changes in the Peer Group companies themselves (for example, as the result of mergers or acquisitions); and
  •
  the scope and nature of the positions we are comparing.

              For the compensation comparisons we made in connection with our 2007 compensation decisions and 2008 planning, we extracted almost 450 public companies from the Equilar executive compensation data base using ten different Standard Industrial Classification (SIC) codes. From this initial group, we selected 75 companies that had a similar revenue size to ours, and we added key direct competitors (regardless of size). We then identified companies that were involved in providing non-real estate services to other large businesses. We divided our list into the two Peer Groups: Real Estate Companies and Business Services Companies. We also investigated the peer groups that certain of our direct competitors use to conduct their own compensation comparisons.

              The Committee independently considers and approves the Peer Group lists to which we refer for comparison purposes. For 2007, we decided to use three different market frames of reference:

  •
  A group of real estate companies, including certain of our direct competitors that we added regardless of size;
  •
  A group of business services providers; and
  •
  A compendium of peer group companies we created from companies mentioned by industry competitors in their own proxy statements.

              We list below the specific companies that we included in each of the above three categories:

Real Estate Peer Group	Business Services Peer Group	Compendium Peer Group
CB Richard Ellis Group, Inc.	Alliance Bernstein Holding LP	ABM Industries, Incorporated
DTZ Holdings plc	Bearingpoint Inc.	Bearingpoint Inc.
Savills plc	CDI Corp.	CB Richard Ellis Group, Inc.
Friedman Billings Ramsey Group	Ceridian Corp.	CDI Corporation
General Growth Properties Inc.	CH2M Hill Companies Inc.	Dun & Bradstreet Corporation
IStar Financial Inc.	Corrections Corporation of America	Hewitt Associates Inc.
Prologis	Dun & Bradstreet Corporation	Jones Lang LaSalle Incorporated
Simon Property Group Inc.	Equifax Inc.	Moody's Investor Service Inc.
Vornado Realty Trust	Fidelity National Information Inc.	MPS Group
Grubb & Ellis Company	Gartner Inc.	Robert Half International
FirstService Corp.	Hewitt Associates Inc.	Spherion Corporation
	Trueblue, Inc.	Service Master Company
	URS Corp.	Tetra Tech, Inc.

              We have determined that the currently available comparative data is not sufficiently reliable with respect to those of our Global Executive Committee members who lead our four business segments. This is because their positions do not correlate well enough to the positions that the Peer Group companies report in their proxy statements. Accordingly, we have decided that a reasonable approach for us is first to compare data for our Chief Executive Officer and our Chief Operating and Financial Officer, which we do believe correlates well. We then align the remaining Global Executive Committee positions from an internal consistency perspective, taking into account relative size, profit contribution and comparative performance of their respective business segments. When we refer elsewhere in this discussion to the peer group comparisons that we do, we are referring to this methodology.

              Overall, we concluded from the Peer Group comparisons we conducted that:

  •
  Our financial performance in terms of revenue and net income growth far exceeded the median performance of the Peer Groups.
  •
  The current base salaries for our Chief Executive and Chief Operating and Financial Officers correlate to market medians around the 50th percentile.
  •
  Our annual bonus and long term incentive opportunities permit the Committee to reward increasingly higher levels of performance at or well above the 50th percentile.
  •
  With the introduction of the GEC Long Term Incentive Plan and requiring that a portion of the annual bonus incentive of each GEC member be paid in unvested restricted stock units, we are providing a mix of cash and long term compensation that is consistent with market practices.
  •
  The components we use to reward and retain executive talent (base salaries and annual bonus incentives and long term incentives that include significant equity elements) are working well to promote and recognize the high level of performance we have achieved and the employment retention we seek.

             When We Make Compensation Decisions.    The Committee conducts its activities throughout each year. We show below several of the key milestone events that occur during each quarter as a guide to understanding the Committee's annual calendar.

January to March	April to June	July to September	October to December
Compensation for the Prior Year
• Review actual Company and individual executive performance against prior year performance goals.
• Assess GEC performance.
• Determine and certify annual bonuses, long term incentives and equity awards.
 Compensation Structure for the Following Year
• Review the Company's budget for the next year as approved by the full Board
• Establish annual and long term performance goals.
• Review and approve current year base salaries, annual bonus opportunities and equity compensation opportunity ranges.	• Work on proxy statement with management and work on matters relating to shareholder votes being requested at the next Annual Meeting
• Review compensation forecasts based on developing business results.	• Review updates on compensation trends and practices. • Review compensation forecasts based on developing business results.	• Peer Group review and approval.
• Review Peer Group compensation and structuring comparisons.
• Discuss overall size of restricted stock award program for subsequent year.
• Review potential for needing to request shareholder approval relating to stock plans.
• Review compensation forecasts based on developing business results.

Why We Pay Each Element of Compensation.

    Annual Base Salary

              Consistent with the approach that our Peer Group companies generally take, we set the annual base salaries of our Named Executive Officers at relatively modest levels compared to their total potential compensation. We intend base salaries to compensate them for carrying out the basic responsibilities of their positions and we do not expect base salaries by themselves to encourage significant stretch performance. We also do not believe that base salaries alone are sufficient to retain top talent relative to the total compensation aspirations they would reasonably have at competing firms. Historically, base salaries have represented less than 25% of the annual total cash compensation opportunity we establish at the beginning of each year for the Named Executive Officers. Consistent with our philosophy of emphasizing performance-based compensation, we have not raised the base salaries of our Named Executive Officers in 2006, 2007 or 2008.

    Annual Bonus Incentives

              We deliver the most significant annual element of cash compensation through our performance-based annual bonus incentive arrangements. We design them so that they will vary materially, in both positive and negative directions, according to (1) actual overall company and business segment performance relative to key financial performance goals and (2) individual goals. We evaluate performance at the end of each year relative to the goals we established for each Named Executive Officer at the beginning of the year.

              We intend annual bonus incentives to motivate our Named Executive Officers to deliver earnings per share and other financial and non-financial performance that create shareholder value. Assuming satisfactory corporate performance, we intend the actual annual bonuses we pay to provide compensation which, together with their base salaries and the value of their restricted equity holdings, are sufficiently competitive to attract and retain high caliber executives.

             Portion of Annual Incentives Automatically Paid in Restricted Stock Units.    We take two separate steps as part of our annual incentive program that we intend both to retain our people and to promote a focus on increasing our stock price:

  •
  First,  specifically for our Named Executive Officers, in 2007 we instituted a new mandatory equity component to modify the way we deliver annual bonuses. Starting with the 2007 annual bonuses we paid in 2008, we now require that a certain percentage of each annual bonus to any Named Executive Officer be delivered in the form of restricted stock units that we issue under the Stock Incentive Plan. This means that:

  •
  33% of the total annual bonus to our Chief Executive Officer is awarded in unvested restricted stock units rather than cash;
  •
  25% of the total annual bonus to our Chief Operating and Financial Officer is awarded in restricted stock units rather than cash, and
  •
  20% of the total annual bonus to each of the four remaining members of the GEC, who are the chief executives of our four principal operating segments, is awarded in unvested restricted stock units rather than cash.

  •
  Second,  under our Stock Ownership Program (or SOP), which we administer as part of our overall Stock Incentive Plan, we require all of our International Directors, which is the group of our most senior employees and includes our Named Executive Officers, to receive 20% of their annual bonuses in restricted stock units. Each employee may opt out of this requirement for a given year only if he or she has acquired an individual stock ownership of at least four times his or her annual base salary. The SOP permits each participant, including each Named Executive Officer, to voluntarily reduce by five percentage points the amount of annual bonus he or she would otherwise receive in restricted stock units. Finally, the SOP limits to $150,000 the amount of annual bonus to be delivered in restricted stock units. We intend to maintain the SOP in its current form in the future.

              We determine the number of restricted stock units we issue under each of the above two programs based on the closing price of the Company's Common Stock on the New York Stock Exchange on the day the Committee approves the annual incentive bonuses. So the numbers of restricted stock units issued for the annual bonuses we paid in 2008, which are reflected in the

Summary Compensation Table below, were based on the closing price of our Common Stock on February 15, 2008.

              Half of the restricted stock units we provide to our Named Executive Officers under each of the above two programs vest eighteen months from the January 1st in the year of the bonus payment. The remaining half vest thirty months from the January 1st in the year of the payment. So, for example, half of the restricted stock units awarded in 2008 will vest July 1, 2009 and the other half will vest July 1, 2010.

              Prior to 2007, we used to increase by 25% the amount of annual incentives that we delivered as SOP restricted stock units, including those paid to the Named Executive Officers. We added this "uplift" because our people received less in cash from their annual bonuses than they might receive at competitive firms and because they were being required to take market risk on the equity they were receiving for a significant period of time into the future. For SOP units granted during 2007, we reduced the uplift amount to 20%. Starting in 2008, as part of the overall changes we were making to their compensation program, we no longer pay any uplift on the restricted stock units we pay to our Named Executive Officers under either of the above two programs. We will continue to pay the uplift to our other employees who participate in the SOP.

    GEC Long Term Incentive Compensation Program

              In 2007, we instituted the GEC LTIP, in which only our Named Executive Officers participate. We did this because we want to drive long term performance in excess of a baseline annual growth rate in net income. The GEC LTIP will be effective for the four-year performance cycle starting on January 1, 2007 and ending on December 31, 2010. We anticipate that a subsequent long term incentive program will be developed following the expiration of the first performance period, and that the renewal program would reflect market competitive compensation practices and business forecasts at that time.

              All of the members of the GEC are eligible to participate in the GEC LTIP except for the chief executive officer of LaSalle Investment Management since he participates in a separate long term incentive plan for that business segment. (See discussion below regarding the LIM Long Term Incentive Compensation Program.)

              In order to provide an additional retention incentive, and to further align the financial interests of our senior executives with those of our shareholders, 50% of each annual award will be paid in cash and 50% in restricted stock units. Each of the cash portion and the restricted stock unit portion will vest in 36 months after the award, meaning that a participant will forfeit his or her reward upon voluntary termination prior to the time of vesting. The other terms of the restricted stock units are governed by our Stock Incentive Plan.

              We have filed the GEC LTIP program document as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007 that we have filed with the SEC.

    Restricted Stock Grants

              We intend our cash compensation to drive annual, and therefore short-term, corporate performance. We use grants of restricted stock units that vest over time to:

  •
  give our executives a continuing stake in the longer-term success of the Company; and
  •
  promote behaviors that will increase our stock price and therefore the value we deliver to our shareholders.

              We make grants of restricted stock units under our Stock Incentive Plan. Half of each grant of restricted stock units vests in three years after the July 1st following the date of the grant. The remaining half vests five years after the July 1st following the date of grant. So, half of the grants made in February of 2008 will vest July 1, 2011 and the other half will vest July 1, 2013. Since these are outright grants of restricted stock units, rather than restricted stock units that replace a portion of the annual bonus as we described above under the SOP, we use longer vesting dates for these grants to foster retention of key talent.

              Given the significant increase in share price over the past five years, we believe our equity grant program has successfully provided a strong retention incentive. As a result, voluntary attrition of executives at the highest levels of our organization has remained quite low.

              We intend restricted stock unit grants to our Named Executive Officers to qualify as performance-based compensation for purposes of deductibility under Section 162(m) of the United States Internal Revenue Code. Accordingly, we make grants based on actual performance that we measure against previously-established performance criteria.

              Prior to 2003, we principally used stock options as our equity compensation vehicle. In 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use awards of restricted stock units as our principal equity compensation vehicle. We have not issued any stock options to any of our Named Executive Officers in or after 2003. None of our Named Executive Officers has any outstanding stock options.

    Summary of Why We Pay Each Element of Compensation

              Subject to the above discussion, we provide the following table as an overview of the main reasons we pay each element of compensation to our Named Executive Officers:

Compensation Element	Why We Pay Each Element
Annual Base Salary	• Compensates for carrying out basic responsibilities • Set at relatively modest levels and typically represents less than 25% of annual total cash compensation opportunity
Annual Bonus Incentive	• Provides significant incentive to deliver:
    • Earnings per share;
    • Net income; and
    • Business segment operating income.
• Promotes achievement of individual strategic objectives we establish each year that we design to drive shareholder value.
• Designed to vary materially, both up and down, according to achievement of specified financial targets and individual objectives.
• To further promote (1) focus on stock price and (2) longer term retention, we require that a percentage of each annual bonus be paid in restricted stock units, half of which vest in 18 months following the award and half in 30 months:
    • Chief Executive Officer: 33%
    • Chief Operating and Financial Officer: 25%
    • Each Business Segment Chief Executive Officer: 20%.
• In addition, unless a Named Executive Officer meets stock ownership guidelines and chooses to opt out, another 20% of annual bonus incentive will be paid in restricted stock units, half of which vest in 18 months and half in 30 months.
GEC LTIP	• Provides significant incentive to drive long term performance in excess of a baseline annual growth rate in net income.
• Four year performance cycle, with annual awards.
• In order to promote longer term retention, half of each annual award is made in cash which vests in 36 months following the award.
• To further promote (1) focus on stock price and (2) longer term retention, half of each annual award is made in restricted stock units, all of which vest in 36 months following the award.
Restricted Stock Grant	• Promotes (1) focus on stock price and (2) longest term retention, as half of each award vests 36 months after award and half 60 months after award.

How We Determine The Elements of Compensation

              In the first quarter of each year, we review and determine all of the elements that comprise our total compensation arrangements for the Named Executive Officers. We take this integrated approach so that our executives understand:

  •
  the total reward potential;
  •
  the elements of their compensation; and
  •
  how we have measured and evaluated their performance.

              Our Chief Executive Officer, Colin Dyer, makes annual recommendations to the Committee for the compensation of the Named Executive Officers other than himself. To do this, Mr. Dyer reviews base salaries, annual bonuses, long term incentives, equity awards and total direct compensation. He evaluates the performance of each of the Named Executive Officers (other than himself) based upon the performance goals and compensation plans established at the beginning of the year, as well as the desired mix of cash and equity elements. Then, with the assistance of our Chief Human Resources Officer, Mr. Dyer presents his evaluation and the resulting compensation recommendations to the Committee. The Committee reviews these evaluations and recommendations, discusses them with Mr. Dyer and our Chief Human Resources Officer and ultimately determines and approves, or amends, Mr. Dyer's recommendations.

              With the assistance of the Chief Human Resources Officer, the Committee receives a self-assessment of the Chief Executive Officer's own performance against the strategic, operational and financial performance goals that were previously established for the year. In connection with this review process, the Committee meets in one or more private executive sessions without Mr. Dyer or our Chief Human Resources Officer being present. The Committee then determines the Chief Executive Officer's annual bonus for the then previous year, his base salary and bonus target for the next year and any equity awards.

    Annual Base Salary

              Consistent with the reasons we pay base salaries as we discussed above, we have set base salaries for our Named Executive Officers at levels that are at or near the 50th percentile relative to our Peer Groups. We review base salaries on an annual basis, as well as at the time of a promotion or other change in responsibilities. We recommend adjustments to base salaries following an evaluation of the individual's specific performance and the relative level of his or her compensation compared to our Peer Groups.

    Annual Bonus Incentives

              The Committee requires management to set performance objectives in a manner that allows objective and quantitative measurement of performance to the extent possible. We use our annual bonus incentive program to create performance expectations and their relationship to annual awards in a manner that will:

  •
  motivate stretch annual performance;
  •
  contribute to a competitive level of total compensation within an industry in which our principal competition for talent includes both publicly-traded companies and privately-held partnerships;
  •
  provide internal consistency with compensation levels paid within our respective business and corporate staff units, also taking account of differing compensation levels from one labor market to the next; and
  •
  remain effective through all phases of any business cycle.

              We base the annual bonuses for GEC members on achievement of objective performance goals and targeted levels of performance for each goal. At the beginning of each year, the Committee approves the performance goals, which may be weighted differently based on each GEC member's particular responsibilities and objectives.

              For 2007, the financial performance criteria we used were:

  •
  earnings per share;
  •
  net income available to common shareholders; and
  •
  business segment operating income.

              We establish other individual strategic performance objectives for each of our Named Executive Officers as part of the same Individual Performance Management Program (IPMP) that we use to determine the compensation for substantially all of our professional and corporate support employees on an annual basis. We design these objectives principally to drive:

  •
  execution of strategic growth initiatives;
  •
  operational performance and enterprise risk management;
  •
  providing superior client service; and
  •
  superior employee management.

              We calibrate the maximum annual bonuses that will be available for each of the Chief Executive Officer and the Chief Operating and Financial Officer for different levels of earnings per share and net income performance. We set the maximum awards available under the financial formula according to a sliding scale that begins only once more than 50% of the net income and earnings per share targets have been met.

              For other GEC members, the earnings per share and net income formula accounts for 20% of their maximum bonuses, and their respective business segment operating income accounts for the remaining 80%. Similar to the earnings per share and net income formula, we determine the maximum awards under each business segment operating income formula according to a sliding scale only once more than 50% of the financial performance target has been met.

              GEC members may also receive a portion of their annual bonuses in respect of the achievement of key strategic performance goals in certain exceptional circumstances, such as extraordinary performance with respect to an acquisition or leadership for other significant activities that could alter the normal course of business.

              We establish a maximum amount for each annual bonus that may not exceed 30% of the target award based on the financial formula above (namely earnings per share and net income for the Chief Executive Officer and the Chief Operating and Financial Officer, and business segment operating income results for the other GEC members). The aggregate maximum annual incentive award that we may pay to any GEC member, from both the application of the financial formula and from the achievement of the key strategic performance goals described above, cannot exceed $5 million.

              After the end of the year, the Committee considers actual results achieved, IPMP assessments as well as significant unforeseen obstacles or favorable circumstances that influenced the ability to meet desired results. The overall assessment of each Named Executive Officer serves as the basis of the Committee's decision to award an annual bonus incentive as a percentage of the amount calculated under the performance payout formula we established for the period. The Committee has the discretion to reduce, but not increase, a GEC member's annual bonus incentive from the maximum amount that would otherwise be payable under the established performance criteria.

    GEC Long Term Incentive Compensation Program

              For each year within the four-year performance period, the GEC LTIP creates a pool that reflects a 20% sharing of all net income above a 15% annual growth rate. The Committee annually will determine the share in the pool for each member of the GEC, with no more than 25% allocable to the Chief Executive Officer and no more than 20% allocable to anyone else. Although the GEC LTIP is formulaic, there are certain circumstances when the Committee may exercise discretion in the amount of the pool that is established. For example, the Committee may adjust the size of the pool to reflect income or expense items that may not be consistent with, or promote, the strategic intent of the program. However, in order for the GEC LTIP awards to be funded, each of the actual (1) operating margin and (2) total compensation and benefit expense as a percentage of total revenue must meet or exceed the specific requirements that the Committee approves at the beginning of each calendar year.

    Restricted Stock Grants

              We establish the potential value of any restricted stock unit grant that a Named Executive Officer may receive based on achievement of objective performance goals and targeted levels of performance for each goal. For 2007, the financial performance criteria we used were:

  •
  earnings per share; and
  •
  net income available to common shareholders.

              We then create a formula that sets forth the dollar amount of restricted stock units that would be granted to each of the Named Executive Officers based on different earnings per share and net income results. We also establish a maximum amount of restricted stock units that would be awarded to the extent that actual results exceed the target result by 30%. When making its final determinations, the Committee also considers the amount of potential wealth accumulated from prior awards, as well as the financial impact on shareholder value from a dilution standpoint, the amount of other compensation provided under the annual incentive and GEC LTIP programs, Peer Group comparisons and achievement of specific strategic objectives.

              Since October 2005, when the Company first paid a semi-annual cash dividend on its outstanding Common Stock, our Board of Directors has also decided to pay a dividend equivalent of the same amount on each share underlying the unvested restricted stock units held by all employees, including the Named Executive Officers. During 2007, the Company paid one semi-annual dividend of $0.35 per share and a second increased semi-annual dividend of $0.50. We believe this has been an important way to continually reinforce in our people the value of being awarded restricted stock units (notwithstanding their long vesting periods) and therefore to derive from these awards their maximum value in terms of employee retention and alignment with shareholder interests. The Company therefore anticipates that it will continue to pay dividend equivalents on outstanding unvested restricted stock units (including those issued under the SOP) simultaneously with future dividends that it declares on its Common Stock.

    Summary of How We Determine Each Element of Compensation

              Subject to the above discussion, we provide the following table as an overview of how we determine the amount of each element of the compensation we pay to our Named Executive Officers:

Compensation Element	How We Determine the Amount of Each Element
Annual Base Salary	• Establish at around 50th percentile of Peer Group companies • To focus on variable compensation elements, annual base salaries did not increase in 2006 or 2007
Annual Bonus Incentive	• For each of the (1) Chief Executive Officer and (2) Chief Operating and Financial Officer, establish at the beginning of each year the maximum annual bonuses payable on a sliding scale for different specific levels of earnings per share and net income performance for the firm. The sliding scale begins only once more than 50% of the specified net income and earnings per share targets have been met.
• For each Business Segment Chief Executive Officer, establish at the beginning of each year the maximum annual bonuses payable on a sliding scale, 80% of which relates to different specific levels of business segment operating income and 20% of which relates different specific levels of earnings per share and net income performance for the entire firm. The sliding scale begins only once more than 50% of the specified financial performance targets have been met.
• Also establish specific individual goals for each GEC member.
• A maximum annual bonus amount is established in the event that actual financial performance exceeds 30% over the targeted amounts.
• At the end of the year, the Committee makes the final determination of each annual bonus incentive based on the achievement of the financial performance targets and individual goals.
GEC LTIP	• For each year within the four year performance period, a pool is created that reflects a 20% sharing of all net income above a 15% annual growth rate from January 1, 2007.
• The Committee annually determines the share of the pool for each GEC member, with no more than 25% allocable to the CEO and no more than 20% allocable to anyone else.
• In order for GEC LTIP awards to be funded, each of the actual (1) operating margin and (2) total compensation and benefit expense as a percentage of total revenue must meet or exceed the specific requirements the Committee established at the beginning of the year.
Restricted Stock Grant	• Establish at the beginning of each year the maximum Dollar value of restricted stock units payable on a sliding scale for different specific levels of earnings per share and net income performance for the firm. The sliding scale begins only once more than 50% of the specified net income and earnings per share targets have been met.
• A maximum restricted stock unit amount is established in the event that actual financial performance exceeds 30% over the specified targeted amounts.
• At the end of the year, the Committee makes the final determination of each restricted stock unit award based on the achievement of the financial performance targets and individual goals and based on additional considerations such as the amount of potential wealth accumulated from prior grants, the financial impact to the firm from a dilution standpoint and the amount of the total compensation package from all sources.

How We Made Our 2007 Compensation Decisions

             Summary Comment on Company Performance and Executive Compensation for 2007.    In 2007, the firm delivered record results driven by its globally diverse business platform, market leadership positions and expanding global footprint, a combination that more than offset the impact to our clients of disruptions in the credit markets.

              We reported record net income of $256 million, or $7.64 per diluted share of common stock, an increase of 46 percent over the prior year's net income of $175 million, or $5.24 per share. Revenue for 2007 was $2.7 billion, an increase of 32 percent from the prior year, the result of strong performance in all operating segments. Operating income for 2007 was $342 million compared with $244 million for the prior year, an increase of 40 percent, led by Asia Pacific and EMEA. During 2007, the Company increased its cash dividend by 43% and continued to repurchase its stock. Since 2001, the stock of Jones Lang LaSalle has significantly outperformed the S&P 500.

              Included in the firm's 2007 full-year results was a significant advisory transaction fee earned by the Asia Pacific Hotels business. Included in the firm's 2006 full-year results was an incentive fee from a single client of $113 million, or $1.01 per share, earned by LaSalle Investment Management.

              For additional perspective on the strength of the Company's performance over the longer-term, during the last five years the Company has grown annual revenue from $942 million in 2003 to $2.65 billion in 2007, an increase of 181%, and annual earnings per share of $1.12 in 2003 to $7.64, an increase of 582%. During that same period, annual EBITDA has increased from $99 million to $412 million and total debt has declined from $211 million to $44 million.

              Additionally, in each of 2006, 2007 and 2008 the Company was named to Forbes magazine's Platinum 400 list, the only firm in the real estate industry to be honored by appearing on this list that recognizes the best companies in 26 industry groups. Forbes based its selection on revenue and earnings growth, returns to shareholders, financial condition, accounting and governance. In 2007, Fortune magazine named the Company as one of the 100 Best Companies to Work For and CRO magazine named the Company as one of the 100 Best Corporate Citizens.

              With respect to each of our four principal operating segments:

  •
  the firm completed 13 strategic acquisitions in 2007, including five in the fourth quarter;
  •
  Asia Pacific increased its revenue by 79% over 2006 and completed a complicated and market-leading acquisition in India;
  •
  EMEA grew its revenue 36% and completed seven strategic acquisitions, including one that made it a market leader in Holland;
  •
  the Americas revenue grew 23%, including as the result of significant organic growth that took advantage of internal turmoil at certain competitors; and
  •
  LaSalle Investment Management had revenue growth of 36%percent over the prior year (excluding an extraordinary incentive fee earned from a single client in 2006), driven by continued growth of its annuity-based business as well as significant incentive fees, and completed a smooth transition of chief executive officers from Lynn C. Thurber to Jeff A. Jacobson.

              Moreover, each of our four principal operating segments:

  •
  contributed materially to our consolidated results, both in terms of revenues and profits;
  •
  achieved significant business goals in terms of important acquisitions, continued robust organic growth and/or further market share penetration; and
  •
  invested carefully, but assertively, for future growth.

              As a result of these outstanding financial and strategic results, the Company paid to each of its Named Executive Officers higher levels of incentive compensation in 2007 than it did in 2006. We believe that each of them continued to play a significant role in driving the Company's results, both individually and as a management team through the effective and increasingly well-coordinated operation of our Global Executive Committee. We believe the 2007 total compensation levels of our Named Executive Officers are reasonable and appropriate given the achievement of significant and historic performance by the Company overall and by each of the individual business segments. We also believe that the manner in which we delivered the compensation to the executives for their 2007 performance continued to motivate them to deliver excellent results, both for our clients and for our shareholders.

             Determination of 2007 Base Salaries.    The base salaries we established at the beginning of 2007 for each of our Named Executive Officers did not increase over what we paid in 2006.

             Determination of 2007 Annual Bonus Incentives.    In the first quarter of 2007, we established the maximum annual incentives that would be available for all GEC members to be equal to 8% of total 2007 net income. The target amount of net income for 2007 was $166 million. This meant that there would have to be growth in each of net income and the corresponding amount of earnings per share from 2006 in order for the Named Executive Officers to earn the same bonuses in 2007 as they did for 2006 performance (excluding extraordinary incentive fees). We then established annual incentive opportunities for each Named Executive Officer based on this performance goal and a table of bonus values at different levels of earnings per share, net income and business segment operating income. These values reflected the relative importance of overall company performance and were designed to differentiate business segment results that exceeded or fell short of threshold goals.

              At the end of 2007, we evaluated the Company's overall 2007 financial performance against the specific targets that we had previously set for 2007, applied the financial formula the Committee approved at the beginning of 2007, and adjusted the maximum annual bonus incentive available for each GEC member based on earnings per share, net income, business segment operating income and individual performance on IPMP objectives.

              After considering the results achieved on the financial formula, as well as achievement of specific individual goals, we recommended, and the Committee evaluated and established, annual bonus incentives that were slightly less than the maximum possible incentive values. All payments were within the limitations the Committee had previously approved.

              The amounts of the annual bonuses we paid to our Named Executive Officers in 2008 (in respect of the Company's 2007 performance) increased over the amounts of the annual bonuses paid to those individuals in 2007 (in respect of the Company's 2006 performance). The increases reflect the achievement, and often significantly above-target performance, of individual and long term strategic goals and to the strength of the Company's financial performance during 2007, when:

  •
  revenue increased by 32% over the prior year to a record $2.65 billion;
  •
  net income increased by 46% over the prior year to a record $256 million; and
  •
  earnings per share increased by 46% over the prior year to a record $7.64 per share.

             Determination of 2007 GEC LTIP Awards.    For 2007, the GEC LTIP generated a maximum incentive fund based on the amount by which our actual net income exceeded the baseline growth goal the Committee established for 2007 at the beginning of the four-year performance cycle. The Committee affirmed that the actual operating margin and the total compensation and benefit expense as a percentage of total revenue exceeded the specific requirements that the Committee approved at the beginning of 2007. During its deliberations, the Committee also reduced funding for 2007 performance to reflect the extraordinary fee earned by our Hotels business.

              Of the total incentive fund, 25% was allocated to our Chief Executive Officer, 20% was allocated to our Chief Operating and Financial Officer, and 15% was allocated to the regional chief executive officers for each of our Americas, Asia-Pacific and EMEA regions. The chief executive officer of our LaSalle Investment Management operating segment did not receive an allocation under the GEC LTIP since he participates in a separate long term compensation program based on LIM specific performance. Finally, ten percent of the funds initially generated by the GEC LTIP for 2007 performance were not initially allocated to any participant and management has not yet recommended any employee to receive any portion of such available funds.

              Half of each of the awards under the GEC LTIP will be paid in cash and half in unvested restricted stock units, in each case after a 36 month vesting period and assuming that the receiving officer has not then previously voluntarily terminated his or her employment.

             Determination of 2007 Restricted Stock Grants.    We believe that the grants of restricted stock units that we made at the beginning of 2007 for each of our Named Executive Officers met the criteria for restricted stock grants we described above. Given the increase in the price of our stock during the past five years, the restricted stock units that our Named Executive Officers have received over time have increased substantially in value. Our restricted stock therefore now serves as both:

  •
  an even greater retention tool than when originally issued; and
  •
  a demonstration of the way in which the total reward potential of our compensation program increases in line with value created for our shareholders.

             Determination of Awards for the Chief Executive Officer of LaSalle Investment Management.    One of our Named Executive Officers, Jeff A. Jacobson, participates in the LaSalle Investment Management Long Term Incentive Compensation Program (LIM LTIP). As a result, he did not also receive grants of restricted stock units on the terms described above with respect to our other Named Executive Officers.

              Our Compensation Committee established the original LIM LTIP during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We designed the Program to provide certain executives of LIM, one of our four principal operating segments, with:

  •
  an opportunity to further align their interests with those of our shareholders;
  •
  a long term retention incentive;
  •
  an incentive to grow LIM's core advisory revenues and margins; and
  •
  an incentive to achieve LIM's performance and incentive fee projections.

              Under the LIM LTIP, we determine a fixed annual incentive amount to be paid during each of the years 2004 through 2008 relative to the respective performance targets we have established for each of the years 2003 through 2007. The Program allows the Company flexibility in deciding how much of each annual incentive will be delivered in cash and how much in unvested restricted stock units.

              With respect to the total annual incentive amounts determined for 2003, 2004 and 2005, one quarter of each amount was structured to be paid in cash during the first year promptly after determination, one quarter to be paid in cash twelve months later, one quarter to be awarded in restricted stock units that vest twenty-four months later and one quarter to be awarded in restricted stock units that vest thirty-six months later.

              With respect to the total annual incentive amount determined for 2006, one quarter has been paid in cash in 2007 and one quarter will vest and be paid in cash in each of 2008, 2009 and 2010.

              With respect to the total annual incentive amount determined for 2007, one quarter has been paid in cash in 2008 and one quarter will vest and be paid in cash in each of 2009, 2010 and 2011.

              With respect to the total annual incentive amount determined for 2008, one quarter has been paid in cash in 2008, one quarter will vest and be paid in cash in each of 2009, one eighth will vest and be paid in cash in 2010, one eighth will vest and be paid in cash in 2011, one eighth has been awarded in restricted stock units that vest in 2010 and one eighth has been awarded in restricted stock units that vest in 2011.

              Since the performance period for the fixed annual bonus amount determined in one year relates only to the immediately preceding year, in the Summary Compensation Table: (1) cash payments under the Program to Mr. Jacobson are reported as Non-Equity Incentive Plan Compensation and (2) grants of restricted stock units are reported as Stock Awards.

              The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. We then make the payout, out of a pool of cash flow that has exceeded the hurdle amounts, to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

              In order to receive each future portion of an annual bonus, participants must be employed by the Company at the time of payment (subject to exceptions providing for protection from forfeiture in the cases of involuntary termination without cause, retirement, death or disability). This means that a participant forfeits unvested amounts of cash or restricted stock units if he or she voluntarily terminates employment or is terminated with cause or for documented poor performance. We believe this has created a significant retention incentive for those who participate in the Program. Unvested cash and restricted stock units will vest immediately on an accelerated basis and be distributed upon a change in control of the Company.

              We have amended and restated the LIM Compensation Program effective January 1, 2008 so that it covers the new five year performance period ending December 31, 2012. The new LIM Compensation Program uses three financial performance measures: (1) modified cash flow, (2) modified base cash flow and (3) operating income. Additionally, as a condition for awards to be made for a given year, the actual margin for the investment management business must exceed 15% and the segment's total compensation and benefits expense as a percentage of revenue must not exceed 60%.

              We have filed the amended and restated the LIM Compensation Program document as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007 that we have filed with the SEC.

    Total Compensation for 2007

              For 2007, the actual total performance-based compensation we paid to our Named Executive Officers was near the maximum compensation limits we established for our executive team at the beginning of the year. The Committee believes that this position was consistent with the Company's superior financial and operating performance in 2007 and the individual performance of each of the Named Executive Officers. The Committee also believes that the compensation was reasonable in its totality.

    CEO Compensation

              Specifically with respect to the determination of the compensation paid to our President and Chief Executive Officer, the Committee considered the outstanding financial performance of the Company and completion of the important growth and strategic initiatives Mr. Dyer accomplished in 2007. After reviewing the results, the Committee determined that Mr. Dyer had significantly exceeded the 2007 IPMP objectives the Committee adopted at the beginning of the year, including with respect to the earnings per share and net income formula. In addition to his effective leadership with respect to the components of the Company's strong financial and operating performance for 2007, Mr. Dyer:

  •
  provided important guidance to the Company's Global Executive Committee and other members of the Company's senior management;
  •
  was actively engaged in various client relationship initiatives;
  •
  continued to engage the Company's employees in its "Global 5 Strategic Priorities;"
  •
  promoted the further development of talent management systems and staff diversity;
  •
  promoted succession planning for the Firm's senior management positions;
  •
  provided important leadership as the credit markets turmoil developed during the end of 2007;
  •
  promoted the accelerated development of our energy and environmental sustainability services in order to meet client demand;
  •
  supported the enhancement of our social corporate responsibility and ethics programs; and
  •
  strengthened the Company's competitive position through leadership on a number of strategically important acquisitions and various other strategic investments.

              As a result of the procedures the Committee established for 2007 annual incentives, 33% of the annual incentive awarded to Mr. Dyer was issued in the form of unvested restricted stock units, with 50% of the units to vest after 18 months and the remaining 50% to vest after 30 months. For amounts awarded from the GEC LTIP, Mr. Dyer received 50% of the amount in unvested cash and 50% of the award in the form of unvested restricted stock units. These awards will become fully vested after three years, with no interest credited on the cash award. Finally, the restricted stock unit award will vest 50% after three years and 50% after five years.

    Comment on 2008 Compensation

              In 2008, we intend to continue our executive compensation strategy to link significant performance-based incentives to performance goals that deliver shareholder value. By integrating our cash incentive and stock ownership delivery systems, we strike a balance between short-term orientation and longer-term performance. This balance reinforces our business strategy and leverages the use of equity as our most valued currency.

    Base Salaries

              Consistent with our philosophy of emphasizing the performance-based aspects of our compensation program, we did not increase the base salaries of our Named Executive Officers for 2008 over what we paid in 2007.

    Annual Bonus Incentives

              We have adopted a methodology for determining our annual incentives for 2008 performance that is similar to what we used in 2007. GEC members will be eligible to receive annual incentives for 2008 performance for:

  •
  earnings per share;
  •
  net income available to common shareholders; and
  •
  operating income for the respective business segments.

              We have calibrated the maximum awards that are available to the Chief Executive Officer and Chief Operating and Financial Officer as a percentage of net income for different levels of earnings per share performance. For the other GEC members, the earnings per share and net income formula accounts for 20% of the maximum bonus that may be available and the business segment operating income formula accounts for 80% of the maximum bonus that may be available. We have also included other specific strategic performance measures in each executive's individual IPMP goals.

    GEC LTIP

              The second year of the performance period of the GEC LTIP, whose operation we describe above, will potentially result in an additional payout. For this to happen, the Company's performance will need to exceed the baseline performance of 15% growth of annual net income over 2006 performance.

    Restricted Stock Grants

              In March of 2008, we approved new grants of restricted stock units to each of Mr. Dyer, Ms. Martin, Mr. Barge, Mr. Hughes, Mr. Roberts and Mr. Jacobson, which we have disclosed in a footnote to the table below entitled "Grants of Plan-Based Awards During 2008." The general methodology we used to establish the new grants was consistent with that we described above for 2007, as the Committee based awards on a 2007 earnings per share and net income grid and then made certain discretionary adjustments to account for previous wealth accumulation and the amount of the total potential compensation package from all sources.

Stock Ownership Guidelines for Executive Officers

              We have established ownership guidelines for key employees, including the Named Executive Officers, in order to align the interests of such key employees with the interests of shareholders. We evaluate compliance with this guideline as of the first trading day in January preceding the date of the related annual bonus payment. To do this, we use the executive's base salary on that day, the stock price on that day and his or her holdings of Company stock. The ownership guideline for our Named Executive Officers is for beneficial ownership of Company stock to be in an amount equal to at least four times their annual base salaries.

              Covered employees may satisfy their ownership guideline through:

  •
  shares owned directly;
  •
  shares owned by a spouse or a trust;
  •
  the potential gain from outstanding stock options;
  •
  unvested restricted stock units; and
  •
  stock the receipt of which has been deferred through our U.S. Deferred Compensation Plan.

In the event the guideline is not met for a given year, the employee will not be allowed to opt out of the requirement under our Stock Ownership Program that a portion of the annual bonus be paid in restricted stock units rather than in cash.

              As of March 20, 2008, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $74.70, all of the Named Executive Officers have substantially exceeded the minimum guideline, as we indicate below:

Stock Ownership of the Named Executive Officers

Name	Shares Directly Owned (#)	Restricted Stock Units (#) (1)	Stock Options (#) (2)	Total (#)	Value at 3/20/08	Ownership Requirement
Colin Dyer	30,729	135,975	0	166,704	$12,452,789	$3,000,000
Lauralee E. Martin	21,707	75,679	0	97,386	$7,274,734	$1,700,000
Peter A. Barge	12,290	55,767	0	68,057	$5,083,858	$1,400,000
Alastair Hughes	13,000	46,679	0	59,679	$4,458,021	$1,400,000
Jeff A. Jacobson	10,415	30,443	0	40,858	$3,052,092	$1,612,000
Peter C. Roberts	55,365	44,975	0	100,340	$7,495,398	$1,400,000

(1)
Includes awards of restricted stock units made during 2008.

(2)
None of our Named Executive Officers has any outstanding vested or unvested stock options.

Additional Long Term Compensation Programs.

              We have various additional equity and other incentive programs. We have designed them to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Generally, we are required to establish these types of programs because they are standard within the respective markets in which we operate. Therefore, they are a necessary component in the compensation programs for firms, such as ours, that want to be competitive as employers of choice. Our Named Executive Officers are typically eligible to participate in these programs on the same basis as are our other employees. We do not view that any one of these programs individually constitutes a materially significant feature in the overall compensation of any of our Named Executive Officers, although together they are helpful in attracting and retaining high caliber people.

              For ease of reference, the following chart lists all of the programs, together with a brief description. After that, we discuss each of the programs in more detail (and the brief descriptions are qualified by those broader discussions):

Program	Brief Description
U.S. Employee Stock Purchase Plan	U.S. after-tax employee stock purchase plan; quarterly stock purchases at 5% discount.
U.K. Save As You Earn Plan	U.K. tax-qualified employee stock purchase plan; stock purchases at 15% discount after three and five years of savings through payroll deductions.
Co-Investment Long Term Incentive Plan	Grants of interests in LaSalle Investment Management real estate investment funds to senior group of Company officers (International Directors). Future grants under this program were discontinued, effective January 1, 2007.
International and Regional Director Personal Co-Investment Program	Vehicle to permit personal after-tax investments the return on which will relate to the performance of a pool of LaSalle Investment Management real estate investment funds. Future investment opportunities under this program were discontinued, effective January 1, 2007.
Retirement Savings Plans and Arrangements	Retirement savings plans are country specific and generally related to local market practices, including for example U.S. 401(k) plan with Company match.
Severance Arrangements	Standard Company severance arrangements are country specific, with all Named Executive Officers subject to targeted provision in the U.S. Severance Pay Plan.
U.S. Deferred Compensation Plan	Allows eligible U.S. employees to defer income for receipt at designated future times; Company does not make contributions.
Change in Control Benefits	Other than in connection with accelerated vesting of restricted stock units and stock options, enhanced change in control benefits not provided. No tax gross-ups.
Perquisites	No personal perquisites (such as club memberships) of any significance are provided. In appropriate circumstances, we do provide reimbursement for certain expatriate expenses, all of which we disclose in the Summary Compensation Table.

U.S. Employee Stock Purchase Plan and U.K. Save As You Earn (SAYE) Stock Plan

              The U.S. Employee Stock Purchase Plan and the U.K. Save As You Earn (SAYE) Stock Plan provide eligible employees with an attractive means for using their own personal funds to accumulate Jones Lang LaSalle Common Stock. Typically, we structure these plans according to the tax regimes of the countries in which we offer them.

  •
  The U.S. Employee Stock Purchase Plan provides employees in the United States with a means to purchase stock at a 5% discount through regular payroll deductions. Of our Named Executive Officers, only Ms. Martin participated in this Plan during 2007.
  •
  The U.K. SAYE Plan provides employees in the United Kingdom with an option to purchase stock at a 15% discount through regular payroll deductions accumulated over an offering period. The Company regularly evaluates additional opportunities to establish similar plans. During 2006, for example, we expanded the U.K. SAYE Plan into an SAYE International Plan under which stock may be purchased at a discount by employees in Ireland (as well as, potentially, other countries in Europe). None of our Named Executive Officers participated in the U.K. SAYE Plan during 2007.

Co-Investment Long Term Incentive Plan

              Our Co-Investment Long Term Incentive Plan was designed to provide the group of approximately 150 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate co-investments made by the Company on their behalf through its LaSalle Investment Management business. Primarily to avoid certain negative accounting and tax effects from the future expansion of the Co-Investment Plan, we discontinued further grants beyond 2006. Grants that we previously made will continue to vest according to their terms and will continue to serve as a useful retention incentive. In 2007, as an alternative means of recognizing the achievements of our International Directors and as an additional long term retention incentive aligned with increases in our stock price, we made a grant to each International Director, including each Named Executive Officer other than Mr. Jacobson, of $37,000 in restricted stock units (based upon the closing price of shares of our Common Stock on January 2, 2007 and the number of International Directors at the time) that vest in five years assuming continued employment at the time by each grantee.

              As originally structured, the Co-Investment Plan sought to:

  •
  help the Company retain its most senior people;
  •
  align the interests of participants with those of the Company's real estate investment clients; and
  •
  increase their efforts to promote the Company's success in the interests of our shareholders.

              We originally established the Co-Investment Plan to make grants of investments for the benefit of our International Directors during a three-year period starting on January 1, 2002, with an initial notional allocation by the Company of $5 million among those employees who were International Directors on that date. We earmarked an additional $5 million to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002, so we did not make a grant in 2003. The Company did achieve the required level of performance in 2003 and so we did make a second investment in 2004. In October 2004, our Board extended the Co-Investment Plan for one additional notional investment allocation to be made in 2005 in the event the Company achieved a certain performance level during 2004. Since the Company did achieve the required level of performance during 2004, a third notional investment of $5 million was made in 2005. Based upon the Company's strong financial performance in 2005, our Board approved an additional notional investment of $5 million in 2006.

              A participant vests in the portion of his or her notional investment account upon the earlier of:

  •
  five years from the date as of which each allocated investment is made;
  •
  retirement;
  •
  death or permanent disability; or
  •
  a change in control of the Company.

Termination of employment for any reason other than those listed above results in a forfeiture of all of a participant's interests in the Co-Investment Plan. We determine the value of a participant's account based on the performance of particular real estate funds managed by LaSalle Investment Management. The Compensation Committee administers the Co-Investment Plan.

              While they have participated in the separate LIM Long Term Incentive Compensation Program described below, certain of our LaSalle Investment Management International Directors, including Jeff A. Jacobson, one of our Named Executive Officers, have not also participated in the Co-Investment Plan. In 2005 and 2006, we did permit International Directors who were employees of LaSalle Investment Management and located in certain countries where permitted, including Mr. Jacobson, to make (and certain of them did make) investments from their own funds, either directly or, if otherwise eligible, through our United States Deferred Compensation Plan described below, the returns on which will be calculated as if they were grants made under the Co-Investment Plan.

              Other than as set forth above with respect to Mr. Jacobson, all of our other Named Executive Officers have participated in the Co-Investment Plan through 2006.

International and Regional Director Personal Co-Investment Program

              In 2006, we introduced a new International and Regional Director Personal Co-Investment Program, in which all of our International and Regional Directors, including our Named Executive Officers, were eligible to participate on a voluntary basis. The Personal Co-Investment Program, which we also offered on a voluntary basis to the Non-Executive members of our Board of Directors, permitted our Directors to invest personally in the performance of certain of the funds that LaSalle Investment Management has established for its clients. We intended the Program to serve as a retention device by:

  •
  providing our people a means to participate in a personal investment opportunity that was unique to being employed at our Company; and
  •
  further aligning the interests of our people with the success of our LaSalle Investment Management business and the performance it seeks to achieve on behalf of its clients.

              Of our Named Executive Officers, Peter A. Barge, Colin Dyer, Jeff A. Jacobson and Peter C. Roberts made personal investments in the Personal Co-Investment Program.

              Primarily to avoid certain negative accounting effects from the future expansion of the Personal Co-Investment Program (similar to those issues that arose with respect to the Co-Investment Plan), we have discontinued the ability to make further investments beyond 2006. Personal investments made in 2006 will continue to remain outstanding, however.

              Personal investments through the Program represent an interest whose return will reflect the performance of the co-investments that the Company itself has made in LaSalle Investment Management funds.

              During 2006, we permitted eligible participants to personally invest up to US$100,000 in the Personal Co-Investment Program. As they represent personal investment funds, all investments made by our Named Executive Officers vested immediately. Each Named Executive Officer will continue to own the investment even if he or she leaves the Company, regardless of the circumstances. A participant does not have any rights to sell investment units back to the Company in the event he or she leaves the Company, nor can the Company require a participant to sell them back.

              Participants may not re-sell investment units to anyone else, nor may they pledge them as collateral for a loan. Investment units may pass to their heirs upon their death, but otherwise the units are not liquid investments.

              As a legal matter, investment units represent a liability of Jones Lang LaSalle Incorporated that is owed to participants as unsecured creditors of the Company. We measure the investment return on the liability by the return that the Company receives on the LIM Funds, but participants are not themselves direct investors in the underlying LaSalle Investment Management funds. Therefore, in the event of the bankruptcy of the Company, participants could lose up to the entire value of the investment even if the underlying funds themselves remained solvent.

              During 2007, there was a return of principal of approximately $14,000 and interest of approximately $13,000 on each $100,000 investment.

Retirement Savings Plans and Arrangements

             United States Savings and Retirement Plan for U.S. Based Named Executive Officers.    Our United States Savings and Retirement Plan is a defined contribution plan qualified under Section 401(k) of the U.S. Internal Revenue Code. Subject to certain limitations under the Code (currently $9,000 per year per participant), we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following the date an employee is hired. We previously had a one-year waiting period before we permitted enrollment in the Plan, but we removed that requirement during 2007. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers, Colin Dyer, Jeff A. Jacobson, Lauralee E. Martin and Peter C.

Roberts, are eligible to participate in the Savings and Retirement Plan and did participate during 2007. The matching contributions we made on their behalf are reported in the Summary Compensation Table below.

             Retirement Arrangements for Alastair Hughes.    We originally executed an Employment Agreement with Alastair Hughes, one of our Named Executive Officers, in 1999. We did so when we were generally entering into standard employment agreements with our executives in the United Kingdom in order to be consistent with the labor market in that country. The agreement with Mr. Hughes provides for an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Retirement Arrangements for Peter A. Barge.    Peter A. Barge, one of our Named Executive Officers, does not participate in a retirement plan. We have agreed to pay to him in cash every year a contribution in respect of a Superannuation Plan in Australia had he been resident in that country. In 2007, the amount of the payment was $10,044.

Severance Arrangements for Named Executive Officers

              We currently maintain a Severance Pay Plan for full time employees in the United States, including executive officers. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all of the conditions of the Severance Pay Plan.

              Severance benefits include:

  •
  Base Severance, comprised of one-half month of base pay (not including target annual bonus) in effect at the time of the employment termination: and
  •
  Enhanced Severance, provided the employee executes a severance agreement and general release in favor of Jones Lang LaSalle.

              Enhanced severance is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee's position level and length of service, reimbursement for certain health care insurance costs and outplacement for professional employees. The maximum benefit under the Plan would be fifteen months of base pay. For employees terminated after June 30 of any given year and before annual bonuses are paid for the year in which they are terminated, enhanced severance also may include an annual bonus payment, calculated as a prorated share of the employee's target annual bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary annual bonus payments.

              Under a provision of the Severance Pay Plan that we have specifically established to cover members of our Global Executive Committee, each of the Named Executive Officers would be eligible (regardless of length of service) to receive a minimum of twelve months of base salary, plus an amount equal to the individual's target annual bonus then in effect, as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause. To the extent applicable, a Global Executive Committee participant who is also eligible to receive severance payments under any other plan, program or arrangement provided to employees in countries other than the United States (including an employment agreement) may elect whether to receive payments under the Severance Pay Plan or such other arrangement, but is not entitled to receive payments under both. In any event, the maximum benefit under the Severance Pay Plan remains at fifteen months if a participant has sufficient longevity with the Company to exceed the twelve month minimum.

              Under a separate arrangement entered into with Colin Dyer when we hired him, Mr. Dyer is also eligible for severance payments under the terms of, and subject to the conditions to, the Severance Pay Plan described above as applicable to the members of our Global Executive Committee, except that in the event Mr. Dyer's employment is terminated prior to August 30, 2008 under circumstances for which he would otherwise be eligible to receive severance, then the amount of severance he would receive will equal two years of base salary and target annual bonus rather than one. After that date, Mr. Dyer will be subject to the same terms as are the other members of the Global Executive Committee.

              The severance benefits we make available to our Named Executive Officers are designed to assist in retaining them as we compete for talented employees in a marketplace where similar (if not often greater) protections are commonly offered. We intend for severance benefits to ease an employee's transition due to an unexpected employment termination by the Company. As our severance benefits would also be available in the case of a termination that followed a change in control, our severance arrangements also encourage employees to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes. We do not provide any tax gross-ups on severance payments under any circumstances.

United States Deferred Compensation Plan

              Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above. The Deferred Compensation Plan is a non-qualified deferred compensation program intended to comply with Section 409A of the United States Internal Revenue Code. The Plan permits eligible participants, including those of our Named Executive Officers who are subject to United States income tax, to voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their vested restricted stock unit awards (including under the SOP). Members of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees.

              As indicated in the Compensation Tables below, three of our Named Executive Officers, Colin Dyer, Jeff A. Jacobson, Lauralee E. Martin and Peter C. Roberts, have elected to defer certain amounts of their compensation under the Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future. As such, they are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices the participants select. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

Change in Control Benefits

              Other than as the result of the severance benefits we describe above, which apply in the case of terminations regardless of whether they occur in connection with a change in control or not, we do not have any enhanced severance benefits for any of our Named Executive Officers that would specifically result from a change in control over the Company. We do not provide any tax gross-ups on severance payments under any circumstances.

              The Stock Award and Incentive Plan, under which all restricted stock units and stock options have been granted, does provides that, unless otherwise determined by the Compensation Committee as Plan Administrator in writing at or after the grant of an award, in the event of a change in control (as that is defined in the Stock Award and Incentive Plan), all outstanding awards under the Plan will, among other things, become fully vested on an accelerated basis. Additionally, outstanding but unvested grants under each of the GEC LTIP, the LIM Co-Investment Program and the Co-Investment Plan would become fully vested on an accelerated basis in the event of a change in control.

Perquisites

              We do not provide personal perquisites (such as club memberships) of any significance to our Named Executive Officers as part of their compensation packages. We have disclosed all perquisites that we do provide, regardless of amount, in the Summary Compensation Table below.

Certain Tax Matters

              Section 162(m) of the United States Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the three most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than "performance-based" compensation, cannot be deducted. We have designed our annual bonus incentive and equity awards programs to qualify as performance-based compensation, so the compensation we pay to our executive officers is generally fully deductible for U.S. federal income tax purposes, and we do currently intend to continue seeking a tax deduction for all of our executive compensation. We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives and strategic needs may not always be consistent with the requirements of full deductibility, we are prepared to use our discretion, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be fully deductible.

COMPENSATION COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Compensation Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's executive compensation programs, including those with respect to stock ownership. The Compensation Committee is composed of five Non-Executive Directors, each of whom is independent as defined by the NYSE listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Compensation Committee operates under a written Charter, which the Board of Directors has approved.

              The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Thomas C. Theobald (Chairman)
Henri-Claude de Bettignies
Sir Derek Higgs
Alain Monié
Sheila A. Penrose

COMPENSATION TABLES

              The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during each of 2007 and, where applicable, 2006, to:

  •
  our President and Chief Executive Officer;
  •
  our Chief Operating and Financial Officer; and
  •
  in alphabetical order, the Chief Executive Officers of our four principal business segments.

              These officers, who are the members of our Global Executive Committee, constituted our most highly compensated executive officers during 2007. We refer to them in this Proxy Statement as our Named Executive Officers. Each of the Named Executive Officers held his or her position for all of 2007. As necessary, all amounts shown in the table have been converted to U.S. Dollars from the foreign currencies in which the compensation was paid.

Summary Compensation Table

Name and Principal Position	Year	Salary (2)	Bonus	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Colin Dyer President and Chief Executive Officer	2007 2006	$750,000 $750,000	— —	$1,577,830 $1,302,315	— —	$4,535,000 $2,441,000	— —	$99,747 $142,850	$6,962,577 $4,636,165
Lauralee E. Martin Chief Operating and Financial Officer	2007 2006	$425,000 $425,000	— —	$1,039,559 $490,876	— —	$3,450,000 $1,641,000	— —	$51,347 $39,279	$4,965,906 $2,596,155
Peter A. Barge Chief Executive Officer, Asia Pacific, and Chairman, Jones Lang LaSalle Hotels	2007 2006	$350,000 $350,000	— —	$969,358 $393,614	— —	$2,932,500 $1,310,913	— —	$241,655 $194,720	$4,493,513 $2,249,247
Alastair Hughes Chief Executive Officer, EMEA	2007 2006	$350,000 $350,000	— —	$348,888 $282,694	— —	$3,652,500 $1,950,927	— —	$70,939 $66,652	$4,422,327 $2,653,073
Jeff A. Jacobson Chief Executive Officer, LaSalle Investment Management (1)	2007	$403,000	—	$352,421	—	$4,224,493	—	$532,098	$5,512,012
Peter C. Roberts Chief Executive Officer, Americas	2007 2006	$350,000 $350,000	— —	$245,112 $188,681	— —	$2,612,500 $1,741,000	— —	$29,198 $22,159	$3,236,810 $2,301,777

(1)
Mr. Jacobson became the Chief Executive Officer of LaSalle Investment Management effective January 1, 2007. The compensation we show for him therefore reflects the entire 2007 calendar year. Lynn C. Thurber had served as the Chief Executive Officer of LaSalle Investment Management until her retirement from that position effective December 31, 2006. We do not disclose Mr. Jacobson's compensation prior to 2007 since he was not then a Named Executive Officer.

(2)
The base salaries for Messrs. Barge, Hughes and Jacobson are quoted and paid in the currencies where they are currently resident (Singapore Dollars in the case of Mr. Barge and Pounds Sterling for each of Messrs. Hughes and Jacobson). The above table presents them in their approximate equivalents in U.S. Dollars. Base salaries in local currencies have not changed from 2006 to 2007, although the amounts shown would have changed in U.S. Dollars due to fluctuating exchange rates over time. The other amounts shown in the table for Messrs. Barge, Hughes and Jacobson were originally quoted in U.S. Dollars and so do not raise the same issue.

(3)
The stock awards reported in this column for everyone other than Mr. Jacobson represent the sum of (i) grants of restricted stock units under our Stock Award and Incentive Plan, (ii) restricted stock units paid in lieu of a portion of the annual cash incentive bonus and (iii) restricted stock units paid under the GEC LTIP. In the case of Mr. Jacobson, they represent the sum of (i) restricted stock units paid in lieu of a portion of the annual cash incentive bonus and (ii) restricted stock units paid under the LIM LTIP. We discuss these different types of awards in more detail below under "Grants of Plan Based Awards For 2007."

The amounts we report in the column are those we recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) and therefore may also include amounts from awards granted prior to the indicated years. The amounts have been determined based on the assumptions set forth in footnote 6 to the Company's Consolidated Financial Statements for the year ended December 31, 2007, included in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards are included in the table below entitled "Grants of Plan-Based Awards During 2007."

The amounts we show for Mr. Dyer and Ms. Martin include an acceleration, for accounting purposes, of compensation expense for certain of their unvested restricted stock unit awards where Mr. Dyer and Ms. Martin will meet our retirement eligibility criteria prior to the stated vesting date of those awards. The amounts we show for Mr. Barge include the acceleration, for accounting purposes, of compensation expense for each of his unvested restricted stock unit awards that results from having met our retirement eligibility criteria.

(4)
(a)(i)   The amounts in this column for both 2007 and 2006 reflect cash payments we made under the performance-based awards provisions that we used to determine executive compensation under our Stock Award and Incentive Plan, although within our firm we commonly refer to these payments as our annual incentive "bonuses." Consistent with previous years' disclosures in our Proxy Statements, the annual incentive bonus amounts shown for 2007 were paid in March 2008 and relate to the achievement of performance objectives previously established for 2007.

Of the amounts shown in this column for 2007, we paid the following amounts to the Named Executive Officers in respect of their 2007 annual incentive bonuses:

Name	Amount of 2007 Annual Incentive Bonus Paid in Cash
Colin Dyer	$2,847,500
Lauralee E. Martin	$2,100,000
Peter A. Barge	$1,670,000
Alastair Hughes	$2,640,000
Jeff A. Jacobson	$2,000,000
Peter C. Roberts	$1,600,000

    (ii)       For Mr. Barge, the amount shown in this column for 2007 includes $250,000 of incentive compensation related to his contribution to, and the performance of, our Hotels business unit, for which Mr. Barge serves as Chairman.

    (iii)      For everyone other than Mr. Jacobson, the amounts in this column for 2007 also include the unvested cash awards we made under the GEC LTIP. The cash will be paid to the Named Executive Officers after a 36 month vesting period and assuming that the intended recipient has not then previously voluntarily terminated his or her employment. We show these amounts separately in the table below under "Grants of Plan-Based Awards During 2007."

    (iv)      For Mr. Jacobson, the amount in this column for 2007 also includes unvested cash awards we made under the LIM LTIP. The unvested cash will be paid to Mr. Jacobson in each of 2009, 2010 and 2011 assuming that he has not then previously terminated his employment at the time of each of the payment dates. We show this amount separately in the table below under "Grants of Plan-Based Awards During 2007."

    (b)(i)   From the total amounts of his annual bonuses shown in this column for 2007 and 2006, Mr. Dyer elected to defer $300,375 and $240,000, respectively, under the Company's U.S. Deferred Compensation Plan established for certain employees in the United States and described in more detail above in our Compensation Discussion and Analysis.

    (ii)       From the total amounts of her annual bonuses shown in this column for 2007 and 2006, Ms. Martin elected to defer $1,260,000 and $960,000, respectively, under the U.S. Deferred Compensation Plan.

    (iii)      From the total amounts of his annual bonuses shown in this column for 2007 and 2006, Mr. Roberts elected to defer $128,000 and $153,000, respectively, under the U.S. Deferred Compensation Plan.

(c)
Mr. Dyer received 33% of his annual bonus in restricted stock units rather than in cash. Ms. Martin received 25% of her annual bonus in restricted stock units rather than in cash. Each of Mr. Barge, Mr. Hughes, Mr. Jacobson and Mr. Roberts received 20% of his annual bonus in restricted stock units rather than in cash.

(d)
As all eligible participants were permitted to do, each of the Named Officers, all of whom have satisfied the required ownership guidelines established for the Program, elected not to participate in the Stock Ownership Program for 2007.

(5)
2007

    The other amounts in this column with respect to 2007 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (qualified under Section 401(k) of the United States Internal Revenue Code) of $9,000 for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Mr. Jacobson, (ii) a superannuation pension allowance of $10,044, international expatriate living expense reimbursements and housing cost equalization of $188,373 and a health care insurance allowance of $13,019 for Mr. Barge, (iii) a pension allowance of $19,000 and allowances in total for transportation, communications, life and health care insurance and personal accounting expenses of $30,448 for Mr. Hughes, (iv) allowances for Mr. Jacobson in total for transportation, expatriate tax preparation assistance and international expatriate living expense reimbursements and housing cost equalization of $354,379 and reimbursement estimated at $150,000 for Mr. Jacobson's income tax payable in the United Kingdom in respect of his expatriate benefits (including a tax gross-

    up) (in each case approximated, since portions were paid in US Dollars and portions were converted from Pounds Sterling), and (v) premiums paid on life insurance policies of less than $1,000 for each of Mr. Dyer, Ms. Martin and Mr. Roberts.

    In each of June and December of 2007, at the same time that the Company paid a regular semi-annual cash dividend of $0.35 per share and $0.50 per share of its outstanding common stock, respectively, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column include the dividend equivalents that were paid on restricted stock units held by Mr. Dyer in the total amount of $89,922, Ms. Martin in the total amount of $41,426, Mr. Barge in the total amount of $30,219, Mr. Hughes in the total amount of $21,491, Mr. Jacobson in the total amount of $18,719 and Mr. Roberts in the total amount of $19,813.

    2006

    The other amounts in this column with respect to 2006 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (qualified under Section 401(k) of the United States Internal Revenue Code) of $8,800 for each of Mr. Dyer, Ms. Martin and Mr. Roberts, (ii) expatriate tax preparation assistance of $28,395 and expatriate relocation expense reimbursement of $43,583 for Mr. Dyer, (iii) a superannuation pension allowance of $9,515 and international expatriate living expense reimbursements and housing cost equalization for Mr. Barge of $163,900, (iv) a pension allowance of $19,589 and allowances in total for transportation, communications, life and health care insurance and personal accounting expenses of $31,213 for Mr. Hughes and (v) premiums paid on life insurance policies of less than $1,000 for each of Mr. Dyer, Ms. Martin and Mr. Roberts.

    In each of June and December of 2006, at the same time that the Company paid a regular semi-annual cash dividend of $0.25 per share and $0.35 per share of its outstanding common stock, respectively, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column include the dividend equivalents that were paid on restricted stock units held by Mr. Dyer in the total amount of $61,536, Ms. Martin in the total amount of $29,824, Mr. Barge in the total amount of $21,304, Mr. Hughes in the total amount of $15,850 and Mr. Roberts in the total amount of $13,087.

Grants of Plan-Based Awards For 2007

              The following table sets forth information about grants of awards that we made to the Named Executive Officers in respect of 2007 under our GEC Long Term Incentive Plan, LaSalle Investment Management Long Term Incentive Compensation Program and Stock Award and Incentive Plan. We did not grant any new stock options to the Named Executive Officers in 2007 and do not anticipate doing so during 2008. All of the awards reported below are included in the Summary Compensation Table above.

								All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Stock Price-Based Plan (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards
Name	Grant Date
		Threshold	Target	Maximum	Threshold	Target	Maximum
Colin Dyer	2/15/08 3/8/07 2/15/08 2/15/08	$1,687,500 — — —	$1,687,500 — — —	$1,687,500 — — —	— — — —	— — — —	— — — —	— 15,334 19,561 23,536	— — — —	— — — —	— $1,600,000 $1,402,500 $1,687,500
Lauralee E. Martin	2/15/08 3/8/07 2/15/08 2/15/08	$1,350,000 — — —	$1,350,000 — — —	$1,350,000 — — —	— — — —	— — — —	— — — —	— 5,750 9,763 18,828	— — — —	— — — —	— $600,000 $700,000 $1,350,000
Peter A. Barge	2/15/08 3/8/07 2/15/08 2/15/08	$1,012,500 — — —	$1,012,500 — — —	$1,012,500 — — —	— — — —	— — — —	— — — —	— 3,834 6,695 14,121	— — — —	— — — —	— $400,000 $480,000 $1,012,500
Alastair Hughes	2/15/08 3/8/07 2/15/08 2/15/08	$1,012,500 — — —	$1,012,500 — — —	$1,012,500 — — —	— — — —	— — — —	— — — —	— 3,834 9,205 14,121	— — — —	— — — —	— $400,000 $660,000 $1,012,500
Jeff A. Jacobson	2/15/08 2/15/08 2/15/08	$1,482,995 — —	$1,482,995 — —	$1,482,995 — —	— — —	— — —	— — —	— 6,974 10,388	— — —	— — —	— $500,000 $741,498
Peter C. Roberts	2/15/08 3/8/07 2/15/08 2/15/08	$1,012,500 — — —	$1,012,500 — — —	$1,012,500 — — —	— — — —	— — — —	— — — —	— 3,834 5,579 14,121	— — — —	— — — —	— $400,000 $400,000 $1,012,500

(1)
GEC Long Term Incentive Compensation Program

The amounts in this column for Mr. Dyer, Ms. Martin and Messrs. Barge, Hughes and Roberts reflect the unvested cash awards we made under the GEC LTIP. The awards were made in 2008 and relate to 2007 performance. The cash will be paid to the Named Executive Officers after a 36 month vesting period and assuming that the intended recipient has not then previously voluntarily terminated his or her employment. The amount shown for each of "Threshold," "Target" and "Maximum" is the same because it has already been determined.

(2)
LIM Long Term Incentive Compensation Program

The amount in this column for Mr. Jacobson reflects the unvested cash award we made under the LIM LTIP. The award was made in 2008 and relates to 2007 performance. Of the amount shown in the table, $741,498 will be paid to Mr. Jacobson in 2009, $370,749 will be paid in 2010 and $370,749 will be paid in 2011, in each case assuming that Mr. Jacobson has not then previously voluntarily terminated his employment. The amount shown for each of "Threshold," "Target" and "Maximum" is the same because it has already been determined.

(3)
Restricted Stock Units

The stock awards we report in this column represent the sum of (i) grants of restricted stock units under our Stock Award and Incentive Plan, (ii) restricted stock units paid in lieu of a portion of the annual cash bonus and (iii) restricted stock units issued under the GEC LTIP (or, in the case of Mr. Jacobson, under the LIM LTIP). Additional information about each of these different types of equity awards is presented below:

(i)    Restricted Stock Unit Grants.    During 2007, the Named Executive Officers other than Mr. Jacobson received grants of restricted stock units under our Stock Award and Incentive Plan. The initial values of the restricted stock units, which are based upon a closing price of per share of our Common Stock on the NYSE of $104.34 on the grant date, are provided in the table below and are reflected within the aggregate amounts shown in the above table. Half of the restricted stock units reported above vest in three years from the date of grant and the other half in five years. Since he participates in the separate LaSalle Investment Management Long Term Incentive Compensation Program, Mr. Jacobson did not otherwise receive grants of restricted stock units under the Stock Award and Incentive Plan.

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$1,600,000
Lauralee E. Martin	$600,000
Peter A. Barge	$400,000
Alastair Hughes	$400,000
Peter C. Roberts	$400,000

In March 2008, following the measurement of achievement against prior year performance, we made additional grants of restricted stock units to certain of the Named Executive Officers. Consistent with our compensation disclosures in our previous proxy statements, in order to avoid double-counting with the grants we made during 2007 and that are reported in the Compensation Tables in this Proxy Statement, we have not also included the 2008 grants in the Compensation Tables. We will instead report them in the Proxy Statement for our 2009 Annual Meeting. In 2008, we awarded Mr. Dyer 11,158 restricted stock units, Ms. Martin 4,184, Mr. Barge 2,789, Mr. Hughes 2,789 and Mr. Roberts 2,789. In each case, half of the units vest three years after the July 1st following the date of the grant and the remaining half vest five years after the July 1st following the date of grant.

(ii)   Restricted Stock Units Paid as Part of the Annual Bonus.    The Named Executive Officers received a portion of their 2007 annual bonuses (paid in 2008) in the form of restricted stock units. The value of the restricted stock units, which is reflected in the table below, is based on the closing price per share of our Common Stock on the NYSE of $71.70 on February 15, 2008, the date on which our Compensation Committee approved the annual bonuses:

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$1,402,500
Lauralee E. Martin	$700,000
Peter A. Barge	$480,000
Alastair Hughes	$660,000
Jeff A. Jacobson	$500,000
Peter C. Roberts	$400,000

Half of the restricted stock units granted each year vest eighteen months after such date and the other half vest in thirty months.

(iii)  Restricted Stock Units Paid under the GEC LTIP.    The Named Executive Officers other than Mr. Jacobson received half of their 2007 annual GEC LTIP award (paid in 2008) in the form of restricted stock units. The value of the restricted stock units, which is reflected in the table below, is based on the closing price per share of our Common Stock on the NYSE of $71.70 on February 15, 2008, the date on which our Compensation Committee approved the awards. Since he participates in the separate LIM LTIP, Mr. Jacobson does not participate in the GEC LTIP.

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$1,687,500
Lauralee E. Martin	$1,350,000
Peter A. Barge	$1,012,500
Alastair Hughes	$1,012,500
Peter C. Roberts	$1,012,500

The restricted stock units will vest in 36 months following the grant date.

(iv)  Restricted Stock Units Paid under the LIM LTIP.    Mr. Jacobson received one quarter of his 2007 LIM LTIP award (made in 2008) in the form of 10,388 restricted stock units. The value of the restricted stock units shown in the table is based on the closing price per share of our Common Stock on the NYSE of $71.70 on February 15, 2008, the date on which our Compensation Committee approved the awards. Half of the restricted stock units will vest on January 1, 2010 and the other half will vest on January 1, 2011.

Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth certain information concerning the number and value of unexercised and unvested restricted stock units outstanding as of December 31, 2007, when the price per share of our Common Stock at the close of trading on the NYSE was $71.16. The stock awards reported in this table represent (i) grants of restricted stock units under our Stock Award and Incentive Plan, (ii) restricted stock units paid in lieu of a portion of the annual cash bonus and (iii) restricted stock units paid under the GEC LTIP and the LIM LTIP. None of our Named Executive Officers has any outstanding stock options.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Colin Dyer	0	0	0	n/a	145,975	$10,387,581
Lauralee E. Martin	0	0	0	n/a	75,679	$5,385,318
Peter A. Barge	0	0	0	n/a	55,767	$3,968,380
Alastair Hughes	0	0	0	n/a	46,679	$3,321,678
Jeff A. Jacobson	0	0	0	n/a	30,443	$2,166,324
Peter C. Roberts	0	0	0	n/a	44,975	$3,200,421

Option Exercises and Stock Vested During 2007

              The following table sets forth information about grants of restricted stock units we made prior to 2007 and that vested in 2007. None of the Named Executive Officers exercised any options during 2007 and none of them has any options still outstanding.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized Upon Exercise or Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Colin Dyer	0	0	34,171	$3,963,153
Lauralee E. Martin	0	0	14,165	$1,642,857
Peter A. Barge	0	0	8,231	$954,631
Alastair Hughes	0	0	11,462	$1,329,363
Jeff A. Jacobson	0	0	11,453	$1,328,319
Peter C. Roberts	0	0	2,000	$231,960

(1)
Values shown represent the closing price on the NYSE of shares of our Common Stock, $115.98 per share, on the vesting date for all of the restricted stock units indicated, which was July 1, 2007.

Awards Outstanding under the Co-Investment Long Term Incentive Plan

              Prior to 2007, we awarded units to the Named Executive Officers under our Co-Investment Long Term Incentive Plan. The units we awarded under this Plan vest five years after grant. We provide additional information about this Plan in the Compensation Discussion and Analysis.

              The following table sets forth information concerning all of the units we have granted since 2002 to the Named Executive Officers under the Co-Investment Long Term Incentive Plan and that are still outstanding. We did not make any additional grants under this Plan in 2007 or 2008 and we do not intend to make any additional grants in subsequent years.

			Estimated Future Payouts Under Non-Stock Price-Based Plan
	Number of Shares, Units or Other Rights (#)
Name		Performance or Other Period Until Maturation or Payout (iv)
			Threshold	Target	Maximum (v)
Colin Dyer (i)	3	5 years from each grant date	$0	$124,000	$248,000
Lauralee E. Martin (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Peter A. Barge (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Alastair Hughes (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Jeff A. Jacobson (iii)	1	5 years from first grant date	$0	$41,000	$82,000
Peter C. Roberts (ii)	4	5 years from each grant date	$0	$165,000	$330,000
(i)
Mr. Dyer received one 2004 unit pursuant to the compensation arrangements when he was hired, and one in each of 2005 and 2006.

(ii)
Each of Ms. Martin and Messrs. Barge, Hughes and Roberts received one unit in each of 2002, 2004, 2005 and 2006.

(iii)
After an initial grant in 2002, Mr. Jacobson has not participated further in this Plan since he has participated in the separate LIM LTIP.

(iv)
Of the units indicated in the table, none of Mr. Dyer's units has vested. One unit vested as of January 1, 2007 for each of Ms. Martin and Messrs. Barge, Hughes, Jacobson and Roberts.

(v)
The maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which we cannot estimate with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater. The target amount of each unit we granted in 2002 (which is equivalent to the notional amount we originally invested) was $41,000; the target amount for each unit we granted in 2004 was $44,000; the target amount for each unit we granted in 2005 was $39,000; and the target amount for each unit we granted in 2006 was $41,000.

Pension Benefits

              We do not have a defined benefit retirement plan for any of our Named Executive Officers, except under the limited circumstances we describe below in the case of Mr. Hughes. All of the Company's contributions we describe below are reflected in the Summary Compensation Table under "All Other Compensation."

             Colin Dyer, Lauralee E. Martin, Peter C. Roberts and Jeff A. Jacobson.    As employees within the United States, each of Mr. Dyer, Ms. Martin, Mr. Roberts and Mr. Jacobson is eligible to participate in the United States Savings and Retirement Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, on the same terms and conditions that apply to our U.S. employees generally. We provide additional information about the operation of our United States Savings and Retirement Plan in the Compensation Discussion and Analysis. The maximum annual matching contribution by the Company for each person who participates in the 401(k) Plan is $9,000.

             Alastair Hughes.    Consistent with the other agreements with senior-level employees in the United Kingdom that we put in place at the time of our 1999 merger, an Employment Agreement with Mr. Hughes provides for us to make an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. In 2006, the amount of our contribution was $19,589. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Peter A. Barge.    Mr. Barge receives annually an amount ($10,044 in 2007) representing a portion of the contribution that the Company would have made to the Superannuation Plan in Australia had he been resident in that country.

Nonqualified Deferred Compensation

              The following table sets forth certain information concerning the voluntary participation by certain of our Named Executive Officers in our U.S. Deferred Compensation Plan, which is a Plan to which employees who are taxpayers in the United States may provide contributions, but to which the Company itself does not make any contributions. We provide additional information about this Plan in the Compensation Discussion and Analysis. Amounts shown below are as of December 31, 2007.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year End
Colin Dyer	$315,000	0	$14,000	0	$408,503
Jeff A. Jacobson	$0	0	$2,297	0	$170,632
Lauralee E. Martin	$960,000	0	$113,498	0	$1,073,498
Peter C. Roberts	$153,000	0	($64,782)	0	$899,395

Termination and Change in Control Payments

              The following tables provide a summary of the approximate amounts that we would be obligated to pay to each of our Named Executive Officers, following or in connection with a termination that results from:

  •
  voluntary termination by the Named Executive Officer;

  •
  involuntary termination of the Named Executive Officer;
  •
  retirement under the "Rule of 65," meaning retirement at an age when the sum of (1) years of service plus (2) age equals at least 65, with a minimum age of 55; or
  •
  a change in control of the Company.

              The tables consolidate the payments that we would make to each indicated Named Executive Officer under the various severance and employment arrangements and other plans (as currently in effect) that would apply to such Named Executive Officer. We more particularly describe them in our Compensation Discussion and Analysis, which should be read in conjunction with a review of the tables below. The amounts we show in the tables assume that termination was effective as of December 31, 2007 (although we also include amounts from the GEC LTIP that were granted for the first time during 2008). They are therefore only estimates of the amounts that we would pay out at the time of an actual separation from the Company. The amounts we would actually pay out will be affected by various factors and can therefore only be finally determined at the time of an executive's separation from the Company. These factors include, as examples:

  •
  future grants under our equity incentive programs;
  •
  amounts of voluntary deferrals of future compensation; and
  •
  the particular time during the year when a separation occurs, which can affect pro-rated bonus amounts, vacation pay and other payments.

Colin Dyer

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$3,000,000	(c)	$—	$—	(d)	$3,000,000	(f)	$3,000,000
Vacation Pay	$57,692	(b)	$57,692		$57,692	$—		$57,692		$57,692
Benefit Continuation	$—		$14,316		$—	$—		$14,316		$14,316
Deferred Compensation Balance	$408,503	(g)	$408,503		$408,503	$—		$408,503		$408,503
Short Term Incentive Awards	$—		$750,000	(e)	$—	$—		$750,000		$750,000
Retirement Plan Benefits	$77,477	(h)	$77,477		$77,477	$—		$77,477		$77,477
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $10,387,581 $1,687,500		$— $10,387,581 $1,687,500	$— $10,387,581 $1,687,500	(i)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$15,000		$15,000

Total Value of Payments	$543,672		$16,398,069		$12,618,753	$12,075,081		$4,322,988		$4,322,988

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under the terms of Mr. Dyer's employment arrangements, which provide for an enhanced severance benefit of two years' of base salary and target annual bonus, instead of one, during the first four year period of employment (ending August 30, 2008). After this initial period of employment, Mr. Dyer's severance benefit is determined from the standard Company Severance Pay Plan (which in his case with respect to salary would be a minimum of twelve months and a maximum of fifteen months). Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(d)
"CIC-Constructive Termination" payments assume that Mr. Dyer invokes protective rights contained in his employment arrangements, whereby his severance benefits are triggered by "Constructive Termination." In that case, the severance calculation would be the same as in footnote (c) above.

(e)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(f)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(g)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2007. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(h)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2007.

(i)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

Lauralee E. Martin

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$867,563	(c)	$—	$—		$867,563	(e)	$867,563
Vacation Pay	$32,692	(b)	$32,692		$32,692	$—		$32,692		$32,692
Benefit Continuation	$—		$14,316		$—	$—		$14,316		$14,316
Deferred Compensation Balance	$1,073,498	(f)	$1,073,498		$1,073,498	$—		$1,073,498		$1,073,498
Short Term Incentive Awards	$—		$425,000	(d)	$—	$—		$425,000		$425,000
Retirement Plan Benefits	$197,874	(g)	$197,874		$197,874	$—		$197,874		$197,874
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $5,385,318 $1,350,000		$— $5,385,318 $1,350,000	$— $5,385,318 $1,350,000	(h)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$1,304,064		$9,361,261		$8,039,382	$6,735,318		$2,611,089		$2,626,089

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2007. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(g)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2007.

(h)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

Peter A. Barge

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$813,542	(c)	$—	$—		$813,542	(e)	$813,542
Vacation Pay	$25,000	(b)	$25,000		$25,000	$—		$25,000		$25,000
Benefit Continuation	$—		$14,316		$—	$—		$14,316		$14,316
Deferred Compensation Balance	$—		$—		$—	$—		$—		$—
Short Term Incentive Awards	$—		$475,000	(d)	$—	$—		$475,000		$475,000
Retirement Plan Benefits	$—		$—	(f)	$—	$—		$—		$—
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $3,968,380 $1,012,500		$— $3,968,380 $1,012,500	$— $3,968,380 $1,012,500	(g)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$25,000		$6,323,738		$5,005,880	$4,980,880		$1,327,858		$1,342,858

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. This benefit assumes no additional expense related to reimbursement for extended expatriate relocation and living expenses currently provided to Mr. Barge. of other personal allowances currently extended to Mr. Hughes. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(d)
Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Retirement Plan Benefits do not reflect the expected or potential vested value of the standard Australian Superannuation Plan for which Mr. Barge may be eligible.

(g)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

Alastair Hughes

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$867,563	(c)	$—	$—		$867,563	(e)	$867,563
Vacation Pay	$29,700	(b)	$29,700		$29,700	$—		$29,700		$29,700
Benefit Continuation	$—		$6,818		$—	$—		$6,818		$6,818
Deferred Compensation Balance	$—		$—		$—	$—		$—		$—
Short Term Incentive Awards	$—		$490,000	(d)	$—	$—		$490,000		$490,000
Retirement Plan Benefits	$—		$19,661	(f)	$—	$—		$19,661		$19,661
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $3,321,678 $1,012,500		$— $3,321,678 $1,012,500	$— $3,321,678 $1,012,500	(g)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$29,700		$5,762,920		$4,363,878	$4,334,178		$1,413,742		$1,428,742

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan, which may be selected as an alternative to the "Garden Leave" provisions under Mr. Hughes' employment contract. This amount also includes the projected costs of an automobile allowance for one year. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Hughes. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Retirement Plan Benefits do not reflect the value of the private pension arrangement Mr. Hughes has individually created using the annual pension allowance paid to him by the Company, as the assets are held in a personal account and are fully vested. The value represents the projected cost of one year of pension allowance.

(g)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

Jeff A. Jacobson

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$864,583	(c)	$—	$—		$864,583	(e)	$864,583
Vacation Pay	$26,923	(b)	$26,923		$26,923	$—		$26,923		$26,923
Benefit Continuation	$—		$14,316		$—	$—		$14,316		$14,316
Deferred Compensation Balance	$170,632	(f)	$170,632		$170,632	$—		$170,632		$170,632
Short Term Incentive Awards	$—		$500,000	(d)	$—	$—		$500,000		$500,000
Retirement Plan Benefits	$577,557	(g)	$577,557		$577,557	$—		$577,557		$577,557
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $2,166,324 $2,945,174		$— $2,166,324 $2,945,174	$— $2,166,324 $2,945,174	(h)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$775,112		$7,280,509		$5,886,610	$5,111,498		$2,154,011		$2,169,011

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(d)
Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2007. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(g)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2007.

(h)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

Peter C. Roberts

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)		CIC— Constructive Termination		CIC— Involuntary Termination
Cash Severance Benefit	$—	(a)	$889,583	(c)	$—	$—		$889,583	(e)	$889,583
Vacation Pay	$26,923	(b)	$26,923		$26,923	$—		$26,923		$26,923
Benefit Continuation	$—		$14,316		$—	$—		$14,316		$14,316
Deferred Compensation Balance	$899,395	(f)	$899,395		$899,395	$—		$899,395		$899,395
Short Term Incentive Awards	$—		$525,000	(d)	$—	$—		$525,000		$525,000
Retirement Plan Benefits	$603,534	(g)	$603,534		$603,534	$—		$603,534		$603,534
Long Term Incentive Awards —Stock Options —Restricted Stock Units —Cash	$— $— $—		$— $3,200,421 $1,012,500		$— $3,200,421 $1,012,500	$— $3,200,421 $1,012,500	(h)	$— Vested on CIC Vested on CIC		$— Vested on CIC Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—		$—		$—
Outplacement Services	$—		$15,000		$—	$—		$—		$15,000

Total Value of Payments	$1,529,852		$7,186,672		$5,742,773	$4,212,921		$2,958,751		$2,973,751

Notes:

(a)
All compensation is stated in U.S. currency and does not reflect any impact of exchange rates.

(b)
Vacation pay shown is for a full year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at time of termination.

(c)
Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change of control over the Company.

(d)
Short term incentive awards are based on actual Company, business segment and individual performance prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(e)
Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following change in control. Other than as the result of the severance benefit we describe above, the Company does not provide any additional or enhanced change in control benefits.

(f)
Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company's Nonqualified deferred Compensation Plan as of December 31, 2007. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(g)
Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) Savings and Retirement Plan as of December 31, 2007.

(h)
Company equity awards become fully vested upon on change of control, as defined in the applicable award agreements and plan documents.

COMMON STOCK SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which constitutes the only outstanding voting security of Jones Lang LaSalle, as of March 20, 2008 (except where otherwise noted) by:

  •
  each Director and Director nominee of Jones Lang LaSalle;
  •
  each of the Named Executive Officers;
  •
  the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and
  •
  each unaffiliated person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of the number of voting shares of our Common Stock.

              On March 20, 2008, there were 31,787,640 voting shares of Common Stock outstanding.

              The table includes shares which the indicated individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan and which were exercisable on March 20, 2008 or which would become exercisable within 60 days of that date. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under "Director Compensation." The table does not include unvested restricted stock units issued under the Stock Award and Incentive Plan, since none of such units or shares carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)
	Number	Percent of Class (%)
Ariel Capital Management, Inc. (2)	4,518,493		14.21
Barclays Global Investors (Deutschland) AG (2)	2,730,520		8.59
Barclays Global Investors, NA (2)	1,865,940		5.87
Henri-Claude de Bettignies (3)	14,110	*
Darryl Hartley-Leonard (3)	17,497	*
Sir Derek Higgs (3)	17,000	*
Alain Monié	2,897	*
Sheila A. Penrose (3)(4)	31,855	*
David B. Rickard	622	*
Thomas C. Theobald (3)(5)	40,190	*
Colin Dyer	30,729	*
Lauralee E. Martin	21,707	*
Peter A. Barge	12,290	*
Alastair Hughes	13,000	*
Jeff A. Jacobson	10,415	*
Peter C. Roberts	55,365	*
All Directors, Director nominees and executive officers as a group (17 persons)	280,356	*

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person or entity is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)
Information with respect to beneficial ownership of Ariel Capital Management, Inc. is included in reliance on a Schedule 13G/A, filed February 12, 2008. The address of Ariel Capital Management Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has sole voting power with regard to 3,634,573 shares and sole dispositive power with regard to 4,509,393 shares. Information with respect to Barclays Global Investors (Deutschland) AG and Barclays Global Investors, NA is included in reliance on a Schedule 13G, filed February 5, 2008. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany. Barclays Global Investors (Deutschland) AG has sole voting power with regard to 2,360,706 shares and sole dispositive power with regard to 2,730,520 shares. The address of Barclays Global Investors, NA is 45 Fremont St., San Francisco, CA 94105. Barclays Global Investors, NA has sole voting power with regard to 1,524,142 shares and sole dispositive power with regard to 1,865,940 shares.

(3)
Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan which were exercisable on March 20, 2008 or which would become exercisable within 60 days of that date.

Name	Number of Shares
Henri-Claude de Bettignies	6,000
Darryl Hartley-Leonard	6,000
Sir Derek Higgs	17,000
Sheila A. Penrose	6,000
Thomas C. Theobald	3,000
(4)
7,500 of the shares listed are held by Ms. Penrose as trustee for the Sheila A. Penrose trust.

(5)
2,000 additional shares are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 2,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our Directors, certain of our officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to send copies of such reports to us. For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after we have received the necessary information.

              Based solely upon a review of such reports and amendments thereto furnished to us and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report on a timely basis during 2007, except that within the required two business day reporting requirement imposed by the SEC, the Company did not timely file Form 4 reports on behalf of the following individuals: for Alastair Hughes, two reports with respect to two transactions; for Mark Ohringer and Lauralee Martin, two reports each with respect to shares acquired through dividend reinvestments in the Employee Stock Purchase Plan; for Jeff Jacobson one report and for Mark Ohringer two reports with respect to vesting of restricted stock units; for Jeff Jacobson, three reports, and for Peter Barge, Colin Dyer, Alastair Hughes, Lauralee Martin, Mark Ohringer, Nazneen Razi, Peter Roberts and Stanley Stec, two reports each, with respect to the receipt of restricted stock units; and for Henri-Claude de Bettignies, Darryl Hartley-Leonard, Alain Monié, Sheila Penrose and Thomas Theobald, two reports each for shares acquired through the Directors' deferred stock compensation program and two reports each for shares acquired through dividend reinvestments in the Directors' deferred stock compensation program.

              A significant number of these transactions involved the granting or vesting of restricted stock units, the payment of dividend equivalents on deferred shares and purchases under the Employee Stock Purchase Plan and dividend reinvestments, all of which involve third-party administration and present internal logistical issues with strictly meeting the SEC's two-day filing deadline. In each case, the Company attempts to file the reports as soon as possible after the triggering event occurs.

              Substantially all individual open-market stock purchases and sales and option exercises were reported within the required time frames that the SEC has established.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              From time to time, we give Directors and executive officers an opportunity to invest individually (and some have invested) in the real estate investment fund products offered by subsidiaries of Jones Lang LaSalle, principally through LaSalle Investment Management, on the same terms as are offered in the ordinary course of business to other unaffiliated investors that are clients of the firm. We make the opportunities available in order to further align the interests of our people with those of our clients and in order to provide an additional retention vehicle. The amounts of the investments have not been material either to the individuals or to the Company. Executive officers and other employees have been, and in the future may be, allowed to acquire interests in certain investment vehicles (on the same terms as other unaffiliated investors) in order that these vehicles can satisfy certain tax requirements.

              Under "Director Independence; Review of Relationships and Related Transactions" above, we discuss the procedures that our Board of Directors undertakes in order to determine that these opportunities will not preclude the continued independence of any of our Non-Executive Directors who may choose to invest in them.

              Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company (LIC), as one of two investment vehicles that make substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors hold the remaining 52.15% interest in LIC. As of December 31, 2007, Thomas C. Theobald, a Non-Executive Director, and entities affiliated with him, had invested Euro 1,146,462 and had committed to invest a total additional amount of Euro 766,566 through LIC. As Mr. Theobald's investment has been made on the same terms as are offered to the other investors in LIC, which are unaffiliated investors that are clients of the firm, and given that the amount of the investment is not material to LIC nor does it permit Mr. Theobald to exercise any control over the activities of LIC, the Board of Directors has determined that Mr. Theobald's investment in LIC does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

              In 2006, Alain Monié, a Non-Executive Director, personally invested $50,000 in our International and Regional Director Personal Co-Investment Program on the same terms and conditions as it was generally offered to other participants. We discuss that program in more detail above under "Compensation Discussion and Analysis—Additional Long Term Compensation Programs." The Board of Directors has determined that Mr. Monié's investment does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2008. A proposal to ratify this appointment will be presented at the 2008 Annual Meeting.

              The Board unanimously recommends you vote FOR ratification of such appointment.

              Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2008 unless the proxy specifies otherwise.

              The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2008 for any reason whatsoever.

INFORMATION ABOUT THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              KPMG LLP has been for a number of years the independent registered public accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

              The following table presents fees for the professional services that KPMG LLP rendered for the audit of the Company's annual financial statements (including attesting to the Company's internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees and fees billed for other services during 2006 and 2007 (the fees shown are in thousands (000's)).

	2006	2007
Audit Fees, excluding Audit Related Fees (1)	$4,693	$4,843
Audit Related Fees (2)	$454	$424
Tax Fees (3)	$1,383	$2,489
All Other Fees (4)	$0	$0

Total Fees	$6,530	$7,756

(1)
Audit Fees include those fees necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations. For 2007, Audit Fees include fees of $725,000 related to the attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 with respect to internal controls over financial reporting, as compared to $950,000 in 2006 for such services.

(2)
Audit Related Fees are comprised of fees for employee benefit plan audits, accounting consultation on proposed transactions, internal controls related matters and audit or attest services not required by statute or regulation.

(3)
Tax Fees are comprised of fees for tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)
All Other Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

              The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent registered public accounting firm. At each of its meetings, the full Audit Committee considers, and approves or rejects, any proposed services and fee estimates that are presented by the Company's management. The Chairman of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2007, all services performed by the independent registered public accounting firm were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Audit Committee operates under a written Charter, which has been approved by the Board of Directors and is available on the Company's public website at www.joneslanglasalle.com.

              Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements and the effective operation of internal controls over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee's responsibility is to review these processes.

              In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2007 audited financial statements as well as the Company's internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence under the relevant standards.

              Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the SEC.

The Audit Committee

Sir Derek Higgs (Chairman)
Darryl Hartley-Leonard
Sheila A. Penrose
David B. Rickard

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE STOCK AWARD AND INCENTIVE PLAN

Stock Incentive Plan Historical Information

              The Company originally adopted its Stock Award and Incentive Plan (the Stock Incentive Plan) in 1997 in connection with the initial public offering of our Common Stock.

              On March 1, 2001, our Board of Directors approved an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock authorized to be granted under the Stock Incentive Plan from 4,160,000 to 8,610,000 shares. On May 14, 2002, a separate equity incentive plan that had also previously been in effect, the Stock Compensation Program, was merged into the Stock Incentive Plan as the result of which the total number of shares authorized for issuance under the Stock Incentive Plan was increased by 500,000 shares to a total of 9,110,000 shares. On May 25, 2005, our shareholders approved an increase in the total number of shares authorized for issuance under the Stock Incentive Plan by 3,000,000 to a total of 12,110,000. On May 30, 2007, our shareholders approved certain amendments of the performance-based award provisions used to determine executive compensation under the Stock Incentive Plan.

              As of the close of business on March 20, 2008, Jones Lang LaSalle Common Stock was trading at $74.70 per share on the NYSE.

Approval Request

              When we last asked for shareholder approval at our 2005 Annual Meeting for additional shares to be issued under the Stock Incentive Plan, we projected that the 3,000,000 shares we were requesting at the time would be sufficient for the three-year period ending December 31, 2008. That projection proved to be substantially accurate. As of December 31, 2007, approximately 2,240,000 shares of our Common Stock remained available for future awards under the Stock Incentive Plan. We expect to use approximately 1,130,000 additional shares during 2008, primarily for restricted stock unit grants and also for restricted stock units given to management in lieu of a portion of their annual cash bonuses payments pursuant to our Stock Ownership Program described above (SOP). Therefore, only approximately 1,110,000 shares would remain available for future use under the Plan. Given our anticipated usage of restricted stock grants and stock bonus payments under the SOP during our regular compensation cycle at the beginning of 2009, we would not have enough shares remaining for issuance under the regular operation of the Stock Incentive Plan through the time of our Annual Meeting in 2009.

              Accordingly, based upon the recommendation of its Compensation Committee, which reviewed current market practices within comparator firms, our Board has unanimously approved, subject to shareholder approval at our 2008 Annual Meeting, that an additional 3,000,000 shares be authorized for issuance under the Stock Incentive Plan.

              We believe that the continued use of our Stock Incentive Plan will be important to maintain the alignment between the interests of our employees and Directors and the interests of our shareholders through:

  •
  providing incentive compensation opportunities tied to the performance of our Common Stock over time;
  •
  promoting increased ownership of our Common Stock by those who are most able to influence its performance; and
  •
  helping us to attract, retain and motivate key personnel upon whose initiative, effort and judgment the successful conduct of our business is largely dependent.

              The Board therefore recommends you vote FOR approval of the amendment.

              We attach as Appendix I the form of the Stock Incentive Plan as it would be amended to reflect the new shares authorized for issuance assuming we receive the shareholder approval we are requesting. The general description we provide below is subject to the full text of the Stock Incentive Plan in the Appendix.

    Restricted Stock Awards

              Prior to 2003, we used our Stock Incentive Plan to grant stock options as our principal equity compensation vehicle. Beginning in 2002, we moved away from stock options and now use our Stock Incentive Plan principally to award restricted stock units. We believe that awarding restricted stock units better meets our goals for attracting and retaining key talent, represents evolving best practices in equity compensation and will be more cost effective given the accounting rules regarding the expensing of stock options. Typically, we make restricted stock unit grants annually to our key employees, half of which vest in three years and half in five years.

    Stock Ownership Program

              Importantly, the Stock Incentive Plan is also the source of the shares we use for awards under the Stock Ownership Program. Under this program, we require employees above a certain level within our firm to accept 10% to 20% of their annual bonuses in the form of restricted stock units rather than in cash. Half of these restricted stock units vest after 18 months and the remainder after 30 months. We believe our Stock Ownership Program is unusual in our industry and that it provides an important tool both for retention purposes and, since they are effectively spending their own funds in order to invest in our stock, for focusing our key people on the performance of our stock.

    Information about Dilution, Overhang and Burn Rate

             Dilution.    The Board anticipates that the 3,000,000 additional shares being requested will be sufficient to provide projected equity incentives for the Company's compensation plans for at least three years beyond 2008 assuming that its annual usage remains consistent with 2007.

              The new shares would represent approximately 9% of diluted common shares outstanding as of December 31, 2007. The Board believes that this would represent a reasonable amount of potential dilution, given the strong incentive it also believes will be provided to employees to increase the value of the Company for all shareholders. Historically, we have mitigated the dilution from stock issued under our Stock Incentive Plan by repurchasing our shares. Between October 2002 and December 31, 2007, we repurchased almost 5,800,000 shares. Although we are not required to do so, we would expect to continue our share repurchase programs in the future on a similar basis, consistent with the other cash needs of the business (for example, to make acquisitions).

             Overhang.    We calculate our "overhang" as the sum of (a) stock options granted and outstanding plus (b) unvested shares of restricted stock plus (c) shares available for grant under plans divided by the sum of (a) common shares outstanding at fiscal year end plus (b) the number of shares in the numerator.

              Our current overhang is approximately 12.3%. Including the new shares, the potential overhang from all stock incentives and available to employees would be approximately 21.2%.

             Burn Rate.    We calculate our "total equity burn rate" as the (a) total number of equity-related awards in any given fiscal year divided by (b) the number of common shares outstanding at the end of that fiscal year. For the statistics we provide in the following paragraph, we have not applied any premium to the full-valued shares (as opposed to stock options) that we may award under the Stock Incentive Plan.

              Our historical total equity burn rate from shares issued under the Stock Incentive Plan, calculated in terms of the average burn rate over the three-year period from 2005 through 2007, has been 2.8%. When the shares issued under our Stock Ownership Program in lieu of a portion of cash bonus payments are excluded, however, the average burn rate of other shares issued under the Stock Incentive Plan has been 1%. Since the SOP shares are, in effect, awards of unvested restricted stock units that replace bonus dollars that otherwise would have been paid in cash, we believe that it is appropriate to exclude SOP usage under our Stock Incentive Plan when comparing our burn rate to that of other companies. We believe that our burn rate, when excluding SOP usage, is below the median for companies in our peer group industries (such as real estate management, professional services, asset management and investment banking).

    Information about Employees Who Receive Shares Under the Stock Incentive Plan

              While the number of employees who have been awarded restricted stock units in 2008 was limited to approximately 340, the number of employees who receive restricted stock units in lieu of a portion of their cash bonus under our Stock Ownership Program is approximately 1500, in each case drawn from our global employee pool. The restricted stock units we grant to the Non-Executive members of our Board of Directors, currently seven in number, as described above under "Director Compensation," are also provided under the Stock Incentive Plan. The restricted stock grants we make to our Named Executive Officers, as described above under "Executive Compensation," have also all been made under the Stock Incentive Plan. We anticipate that all future grants of restricted stock units to our employees, including our Named Executive Officers, and to the Non-Executive members of our Board of Directors, will continue to be made under the Stock Incentive Plan.

              Additional information about our plans under which shares of our Common Stock are authorized for issuance is provided above under "Equity Compensation Plan Information."

    Procedural Matters Relating to Voting on the Approval Request

              We will present at our 2008 Annual Meeting a proposal to approve the amendment to the Stock Incentive Plan. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary in order to approve the amendment, provided that the total vote cast represents over 50% of the total number of shares outstanding on the Record Date for the Annual Meeting. Each valid proxy returned to Jones Lang LaSalle will be voted for the approval of the amendment to the Stock Incentive Plan unless the proxy specifies otherwise. Abstentions and broker non-votes will have the effect of a vote against the approval of the amendment to the Stock Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which case an abstention or broker non-vote will have no effect on the result of the vote. If our shareholders approve the amendment, it will be effective as of its adoption. In the event that our shareholders do not approve the authorization of the additional shares that we are proposing, then we project that will not be able to provide any equity incentives to our employees beyond 2009 in accordance with our proposed compensation plans.

Description of the Stock Incentive Plan

              The following is a summary of the principal features of the Stock Incentive Plan. This summary does not, however, purport to be a complete description of all the provisions of the Stock Incentive Plan. Any shareholder who wishes to obtain a paper copy of the Plan document and amendments may do so by written request to our Corporate Secretary at the address of our principal executive office set forth above.

              The Plan document and all amendments to date have also been filed with the SEC as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

              The Plan provides for the granting of restricted stock and restricted stock units, dividend equivalents, performance shares and other stock- and cash-based awards. The Plan also provides for the granting of stock options, including "incentive stock options" within the meaning of Section 422 of the Code and non-qualified stock options. Options granted under the Plan may be accompanied by stock appreciation rights or limited stock appreciation rights, or both. Rights may also be granted independently of Options. An award agreement setting forth terms and conditions evidences each equity award.

              The Compensation Committee of the Board administers the Plan. Subject to the terms of the Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The Plan provides that, unless the Compensation Committee determines otherwise, in the event of a change in control (as the Plan defines it) over the Company, awards under the Plan will, among other things, become fully vested on an accelerated basis as provided in the Plan.

              We may make discretionary grants of awards under the Plan to any employee, Board member or independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who the Compensation Committee determines to be eligible for participation in the Plan. Incentive Stock Options, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

              Future grants to be made under the Plan will be authorized by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. Certain annual grants are made automatically to our Non-Executive Directors as we describe in this Proxy Statement under "Director Compensation."

              The maximum number of shares of Common Stock reserved for grant of Awards under the Plan is currently 12,110,000 shares, which we will increase to 15,110,000 upon the affirmative vote of our shareholders permitting us to do so. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year. In addition, the maximum award paid in cash or stock to a Participant who is a Covered Employee for a calendar year under any variable compensation plan may not exceed the greater of: (i) $5,000,000 or (ii) five times the Covered Employee's most recent annual bonus, as disclosed in the applicable Proxy Statement to shareholders.

              The Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the United States Internal Revenue Code by establishing a process for determining the amount of certain awards to executive officers under the Company's variable compensation plans. The process set forth in the Plan is used in connection with awards intended to be based on the performance of individuals, business unit(s) of the Company or the Company as a whole, over a calendar year or a longer performance period. The process uses specific, objective performance goals for the year or period that the Compensation Committee pre-establishes in detail under Section 7 of the Plan, as proposed to be amended. Awards for which the amount is determined by the procedures set forth in the Plan are issued under the applicable Company compensation plan or program.

              We have also designed the Plan to comply with the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Securities Exchange Act.

Equity Compensation Plan Information

              The following table provides information as of December 31, 2007 with respect to shares of our Common Stock that are issuable under our equity compensation plans (amounts in thousands, except exercise price):

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in column (a))
Equity Compensation Plans Approved by Security Holders:
Stock Award and Incentive Plan (1)	1,878	$57.41	2,193
Employee Stock Purchase Plan (2)	n/a	n/a	366

Subtotal	1,878		2,559

Equity Compensation Plans Not Approved by Security Holders:
SAYE (3)	117	$54.21	858

Subtotal	117		858

Total	1,995		3,417

(1)
In 1997, we adopted the Stock Award and Incentive Plan, which provides for the granting of options to purchase a specified number of shares of Common Stock and other awards of restricted stock units to eligible participants of Jones Lang LaSalle. The amount shown in the table includes restricted stock unit awards made under the Stock Ownership Program (SOP).

(2)
In 1998, we adopted an Employee Stock Purchase Plan for eligible U.S based employees. Under this plan, employee contributions for stock purchases are enhanced through an additional contribution of a 5% discount on the purchase price.

(3)
In November 2001, we adopted the Jones Lang LaSalle Savings Related Share Option (UK) Plan ("Save As You Earn" or "SAYE") for eligible employees of our UK based operations. In November 2006, the SAYE plan was extended to employees in our Ireland operations. Under this plan, employee contributions for stock purchases are enhanced by us through an additional contribution of a 15% discount on the purchase price. Both employee and employer contributions vest over a period of three to five years. Employees have had the opportunity to contribute to the plan in 2002, 2005, 2006 and 2007.

PROXY DISTRIBUTION AND SOLICITATION EXPENSE

              Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

              We have hired Broadridge Investor Communications Solutions, Inc. to assist us in the distribution of our proxy materials (but not for the solicitation of proxy votes). We will pay Broadridge customary fees, costs and expenses for these services.

              We also have hired BNY Mellon Shareowner Services to assist us in the solicitation of votes described above. We will pay BNY Mellon a fee of $9,500 plus customary costs and expenses for these services. We have agreed to indemnify BNY Mellon against certain liabilities arising out of or in connection with its agreement.

              Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Appendix I

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

Amended and Restated as of May 29, 2008

Please note for purposes of 2008 Proxy Statement: Proposed substantive amendments are shown in Bold type and deleted language is indicated in [brackets]. The only changes we are proposing to make are (1) the date on page A-1 and (2) the number of shares on page A-6.

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

A-i

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

              Jones Lang LaSalle Incorporated (the "Company") has previously established a 1997 Stock Award and Incentive Plan, as amended (the "Stock Award and Incentive Plan"), and a Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and the Stock Compensation Program are referred to herein collectively as the "Former Plans." Each of the Former Plans has been authorized by the Company's Board of Directors and approved by the Company's shareholders.

              In order to facilitate the efficient administration of the Former Plans and the awards granted thereunder, the Company's Board of Directors has authorized the amendment and restatement of each of the Former Plans in order to combine the Former Plans into a single plan. The Former Plans, as so combined and as subsequently amended and restated as of the effective date of May 29, 2008 [May 30, 2007] (the "Effective Date"), are referred to herein as the "Plan."

              The Plan shall continue to supersede and replace the Former Plans in their entirety, except that the adoption of the Plan shall not be deemed to amend or modify the terms or conditions of any award granted or election made pursuant to the Former Plans prior to the Effective Date. All awards granted and elections made pursuant to the Former Plans prior to the Effective Date shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Plan.

              1.    Purpose; Types of Awards; Construction.

              The purpose of the Plan is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its shareholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock-or-cash-based awards. Section 9 of the Plan contains provisions governing certain special grants of Options to non-employee directors of the Company. The Plan also provides the authority to make loans to purchase shares of common stock of the Company, provided that such loans do not violate any applicable law, rule or regulation. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. § 207) regarding the purchase of shares on margin, the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

              The terms and conditions of the Plan (exclusive of those set forth in the Stock Compensation Program) shall govern (i) all grants and awards made prior to the effective date of the Plan under the Stock Award and Incentive Plan and (ii) all Awards made pursuant to the Plan from and after the effective date of the Plan. The terms and conditions of all grants and awards made prior to the effective date of the Plan under the Stock Compensation Program shall govern such grants and awards, except that from and after such date the Committee under the Plan shall be responsible for the administration and interpretation of all such grants and awards as provided in the Plan. New grants and awards shall not be made pursuant to the Stock Compensation Program after the effective date of the Plan.

              2.    Definitions.

              For purposes of the Plan, the following terms shall be defined as set forth below:

              (a)         "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

              (b)         "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

              (c)         "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

              (d)        "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

              (e)         "Board" means the Board of Directors of the Company.

              (f)         "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                  (i)          any "person," as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

                  (ii)        during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f) or (B) other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii)       there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv)        the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

              (g)         "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

              (h)        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (i)          "Committee" means [deleted: the Board or] the committee established by the Board to administer the Plan, which committee shall be comprised solely of two or more outside directors, as described in the regulations under Section 162(m) of the Code.

              (j)          "Company" means Jones Lang LaSalle Incorporated, a corporation organized under the laws of the State of Maryland, or any successor corporation.

              (k)         "Covered Employee" means any employee of the Company, as such term is defined for purposes of Section 162(m)(3) of the Code, who shall be eligible for designation as a Covered Employee for Awards determined under this Plan.

              (l)          "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

              (m)       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (n)        "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

              (o)        "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

              (p)        "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

              (q)         "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

              (r)         "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

              (s)         "NQSO" means any Option that is designated as a nonqualified stock option.

              (t)         "Option" means a right, granted to a Grantee under Section 6(b) and Section 9, to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that, ISO's may be granted only to employees of the Company or a Subsidiary.

              (u)        "Other Cash-Based Award" means cash award under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

              (v)         "Other Stock-Based Award" means a right or other interest granted to Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

              (w)        "Performance Measures" shall mean for a calendar year, or other such period as may be defined, one or more of the business criteria set forth in Section 7 herein.

              (x)         "Performance Share" means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

              (y)         "Plan" means this Amended and Restated Stock Award and Incentive Plan, as amended from time to time.

              (z)         "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

              (aa)       "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

              (bb)      "Retirement" shall have the meaning given to that term in Section 10(k) of this Plan.

              (cc)       "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

              (dd)      "Stock" means of the common stock, par value $0.01 per share, of the Company.

              (ee)       "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

              (ff)        "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

              (gg)       "Variable Compensation Plan" shall mean any variable compensation plan or other annual award plan adopted by the Company. A Covered Employee may participate in more than one Variable Compensation Plan.

              3.    Administration.

              The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

              The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any shareholder.

              No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

              4.    Eligibility.

              Subject to the conditions set forth below, Awards may be granted to directors (including non-employee directors), selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, and Loans may be made to any eligible person, except as may be prohibited by applicable law, rule, or regulation, in each case in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

              5.    Stock Subject to the Plan.

              The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 15,110,000 [12,110,000] shares of Stock, subject to adjustment as provided herein. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Awards or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

              In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

              6.    Specific Terms of Awards.

              (a)    General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

              (b)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                  (i)    Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                  (ii)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. § 220 or any successor thereof.

                  (iii)    Term and Exercisability of Options.    The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerated the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (iv)    Termination of Employment, Etc.    An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

                  (v)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

              (c)    SARs and Limited SARs.    The Committee is authorized to grant both stand-alone and in-tandem SARs and Limited SARs to Grantees on the following terms and conditions:

                  (i)    In General.    Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

                  (ii)    SARs.    An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                  (iii)    Limited SARs.    A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); provided that, in the case of a Limited SAR granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

              (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

                  (i)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or decreases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                  (ii)    Forfeiture.    Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                  (iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

                  (iv)    Dividends.    Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

              (e)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

                  (i)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

                  (ii)    Forfeiture.    Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

              (f)    Stock Awards in Lieu of Cash Awards.    The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

              (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions on the underlying Awards to which they relate.

              (h)    Performance Shares and Other Stock- or Cash-Based Awards.    The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.

              7.    Determining Annual Performance Based Awards

              Awards to Covered Employees are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code and to comply with the exemption from the deduction prohibitions of Section 162(m) of the Code.

              (a)         For each calendar year, each Covered Employee may be entitled to receive a payment ("Annual Performance Award") pursuant to a Variable Compensation Plan in an amount determined by the Committee as provided in this Plan. To the extent permitted by a Variable Compensation Plan, the payment of an Annual Performance Award may be made in cash, common stock or restricted stock of the Company, or any other form as provided for in this Plan, or a combination thereof.

              (b)         The maximum Annual Performance Award paid to a Participant for a calendar year under any individual Variable Compensation Plan may not exceed the greater of: (i) $5,000,000 or (ii) five times the Covered Employee's most recently disclosed Annual Performance Award.

              (c)         For any calendar year or performance period, the Committee may designate one or more of the business criteria ("Performance Measures") set forth in this Section 7 for use in determining the amount of an Annual Performance Award for an individual in relation to such year or period; provided that such designation would not subject any Annual Performance Award to the deduction limitations of Section 162(m). Performance Measures designated for any Participant in a calendar year or other performance period may be different from year to year and those designated for other Covered Employees as the Committee may determine. To the extent applicable to any Performance Measure, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company.

              (d)        For each Performance Measure designated by the Committee, the Committee shall designate a specific, objectively measurable target, schedule or threshold ("Performance Goal") against which actual performance is to be measured for purposes of determining the amount of any Annual Performance Award; provided that any such designation would not subject any Performance Award to the deduction limitations of Section 162(m). A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth; (2) absolute growth; (3) cumulative growth; (4) performance in relation to an index; (5) performance in relation to peer company performance; (6) a designated absolute amount; (7) percent of sales; and (8) per share of common stock outstanding.

              (e)         Performance Measures may be expressed in terms of one or more of the following criteria on which Performance Goals may be based: (1) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes ("EBIT") or before or after interest, taxes, depreciation and amortization ("EBITDA"); (2) gross or net revenue, or changes in annual revenues; (3) cash flow(s) (including either operating or net cash flows); (4) financial return ratios; (5) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (6) earnings growth or growth in earnings per share; (7) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (8) adjusted pre-tax margin; (9) pre-tax profits; (10) operating margins; (11) operating profits; (12) operating expenses; (13) net income or net operating income; (14) growth in operating earnings or growth in earnings per share; (15) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (16) aggregate product price and other product measures; (17) expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions; (18) reduction of losses, loss ratios or expense ratios; (19) operating cost management; (20) debt reduction; (21) productivity improvements; (22) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (23) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (24) employee satisfaction based on specified objective goals or a Company-sponsored customer survey; (25) employee diversity goals; (26) employee turnover; (27) specified objective social goals, or (28) other strategic events that could alter the normal course of business, the description of which would disclose material competitive information. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met.

              (f)         The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; provided that Performance Goals for determining Covered Employees' Annual Performance Awards shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code.

              (g)         The Committee shall certify in writing prior to payment of any Annual Performance Award, or other Award hereunder, that the relevant Performance Goals and any other material terms were in fact satisfied.

              8.    Change in Control Provisions.

              The following provisions shall apply in the event of a Change in Control unless otherwise determined by the Committee or the Board in writing at or after the grant of an Award, but prior to the occurrence of such Change in Control:

              (a)         any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

              (b)         the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

              (c)         the value of all outstanding Awards shall, to the extent determined by the Committee at or after grant, be cased out on the basis of the Change in Control Price as of the date the Change in Control occurs or such other date as the Committee may determine prior the Change in Control.

              9.    Loan Provisions.

              Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including the requirements of Regulation G (12 C.F.R. § 207)) and the rules and regulations of any stock exchange on which Stock is listed, the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

              10.    Special Non-Employee Director Awards.

              (a)    Restricted Stock and Restricted Stock Units

                  (i)    Annual Grants.    In addition to any other Award granted hereunder, as of the 2004 Annual Meeting of Shareholders, non-employee directors of the Company will be granted the Restricted Stock Units described in clauses (I) and (II) of this Section 9(a)(i) (the "Automatic Restricted Stock Units"). The grants will be valued using the closing price of a share of Stock on the first business day following each annual meeting of shareholders and will vest 20% each year over five (5) years:

                      (I)         Each non-employee director (a "New Director") who, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, Restricted Stock Units with a value of, effective as of January 1, 2006, $75,000.00.

                      (II)        On the first business day following each annual meeting of shareholders, each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, Restricted Stock Units with a value of, effective as of January 1, 2006, $75,000.00.

                  (ii)    In lieu of Annual Retainer.    For the calendar year beginning January 1, 2003, non-employee directors may elect to receive, in lieu of any or all of their annual retainer for a calendar year, Restricted Stock in increments of 5% (i.e., 5%, 10%, 15%, etc.) as follows:

                      (I)         Non-employee directors can elect to receive their Restricted Stock either:

                        i.            during the calendar year in which the annual retainer is to be earned, in quarterly installments equal to the percent of the annual retainer elected to be received in Restricted Stock, divided by four, divided by the price per share of Stock on the last day of each quarter, prorated for any partial calendar year or quarter (for administrative purposes, shares may not actually be distributed until after the end of the year in which the annual retainer was earned), or

                        ii.           on a deferred basis:

                            a.           until they retire from the Board,

                            b.           ten (10) years from the date they retire from the Board,

                            c.           for a period of not less than 1 year and not more than 10 years, in increments of 1 year, or

                            d.           until they retire from their primary employment.

                      (II)        Any election to defer Stock shall be made prior to the year in which the annual retainer subject to deferral shall be paid and shall be irrevocable. Any newly elected non-employee director shall have five (5) days from the date of their election to the Board to elect to defer any percentage hereunder. An election shall continue in effect until revoked. Any Stock for which receipt is deferred shall be matched by the Company by a number of shares equal to not more than 25% of the value of the quarterly amount so deferred, based on the price per share of Stock on the last day of each quarter.

              (b)    Options.

                  (i)    Automatic Options.    Until the calendar year beginning January 1, 2004, at which point this provision shall no longer be applicable, in addition to any other Award granted hereunder, non-employee directors of the Company will be granted the Options described in clauses (i) and (ii) of this Section 9(b)(i) (the "Automatic Options"):

                      (I)         Each non-employee director (a "New Director") who, after the effective date of the Plan, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

                      (II)        On the first business day following each annual meeting of the shareholders', each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

                  (ii)    Elected Options.    Until the calendar year beginning January 1, 2003, at which point this provision shall no longer be applicable, each non-employee director could, at any time prior to the commencement of any calendar year during which he or she was to serve as a member of the Board, irrevocably elect to receive, in lieu of the annual directors' retainer payable to such non-employee director with respect to such calendar year (prorated for any partial calendar year, an Option (an "Elected Option") to purchase shares of Stock. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2002 shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual, or prorated, retainer divided by (ii) the value per share of the Elected Option, which value shall be equal to thirty three percent (33%) of the exercise price. An Elected Option shall be granted on January 1 of the year following the year in which the annual retainer to which it relates is earned.

              (c)    Terms and Conditions of Options.    Automatic Options and Elected Options shall be subject to the following specific terms and conditions (and shall otherwise be subject to all other provisions of the Plan not in conflict with this Section 9):

                  (i)          Each Automatic Option and each Elected Option shall be a NQSO.

                  (ii)        The exercise price of Automatic Options shall be equal to the Fair Market Value of the shares of Stock subject to such Automatic Options on the date of grant. The exercise price of Elected Options shall be equal to (i) the average closing price of the Stock on the national securities exchange on which the Stock is principally traded on the last trading day in March, June, September and December of the year in which the annual retainer is earned, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last trading day on which a trade occurs in March, June, September and December of the year in which the annual retainer is earned, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                  (iii)       Automatic Options shall be exercisable as to twenty percent (20%) of the Stock subject thereto on the first anniversary of the date of grant, and shall become exercisable as to an additional twenty percent (20%) of such shares on each of the second, third, fourth and fifth anniversaries of such date of grant. Automatic Options shall be exercisable for a period of ten (10) years from the date of grant of such Option; provided that, the exercise period shall be subject to earlier termination in accordance with the provisions of Section 6(b)(iv) hereof. Elected Options shall be exercisable for a period ending ten (10) years from the December 31st of the year in which the retainer was earned.

              11.    General Provisions.

              (a)    Approval.    The Plan shall take effect upon its adoption by the Board, subject to approval by the shareholders of the Company in the manner and to the degree required by applicable laws and regulations, including the applicable rules and regulations of any stock exchange on which the Stock is listed.

              (b)    Nontransferability.    Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

              (c)    No Right to Continued Employment, Etc.    Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

              (d)    Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

              (e)    Amendment and Termination of the Plan.    The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

              The Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable law, rule, or regulation. Additionally, notwithstanding anything in the Plan to the contrary, the Board may not, without approval of the Company's shareholders:

                  (i)          materially increase the number of shares of Stock issuable under the Plan, except for permissible adjustment as provided for herein; or

                  (ii)        reprice Options issued under the Plan by lowering the exercise price of a previously granted award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower price.

              (f)    No Rights to Awards or Loans; No Shareholder Rights.    No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

              (g)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

              (h)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (i)    Regulations and Other Approvals.

                  (i)          The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (ii)        Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                  (iii)       In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

              (j)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

              (k)    Standard Definition of Retirement.    Effective for all determinations made on or after February 23, 2006, and notwithstanding anything to the contrary in any Award Agreement (whether issued before or after that date), the standard definition of "Retirement" for each Grantee shall mean the termination of employment when any one of the following conditions has been met: (i) being at least fifty-five (55) years old with at least ten (10) years of service to the Company and its Affiliates, (ii) being at least fifty-five years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (iii) having reached age 55, attainment of the statutory retirement age as defined within the country of the Grantee's residence or citizenship, as applicable. In addition, the Company may in its discretion impose on a Grantee additional conditions regarding non-competition and non-solicitation of clients and employees in order for the Grantee to realize the benefits relating to a qualified Retirement for purposes of this Plan.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/29/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement / Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.

To facilitate timely delivery please make the request as instructed below on or before 5/1/08.

To request material:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

JONES LANG LASALLE INCORPORATED

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

JONES LANG LASALLE INCORPORATED 200 EAST RANDOLPH DR. CHICAGO, IL 60601

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of 3/20/08
is to be held on 5/29/08 at 8:30 a.m., local time
at:	The Mid America Club
Aon Center
80th Floor
200 E. Randolph Drive
Chicago, IL 60601

FOR MEETING DIRECTIONS
PLEASE CALL: 1-312-228-2430

Voting items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSALS 1, 2 AND 3

1.	To elect nine Directors to serve one-year terms
until the 2009 Annual Meeting of Shareholders
or until their successors are elected and qualify

Nominees:
01)	Henri-Claude de Bettignies	06)	Alain Monié
02)	Colin Dyer	07)	Sheila A. Penrose
03)	Darryl Hartley-Leonard	08)	David B. Rickard
04)	Sir Derek Higgs	09)	Thomas C. Theobald
05)	Lauralee E. Martin

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008

3.	To approve a proposed amendment to the Jones Lang LaSalle Stock Award and Incentive Plan to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000

4.	To vote upon any other matters that may properly be presented at the meeting according to their best judgement and in their discretion.

JONES LANG LASALLE INCORPORATED 200 EAST RANDOLPH DR. CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Jones Lang Lasalle Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Jones Lang Lasalle Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JNESL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JONES LANG LASALLE INCORPORATED				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
Vote On Directors				☐	☐	☐
1.	To elect nine Directors to serve one-year terms until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualify
Nominees:
	01)	Henri-Claude de Bettignies	06)	Alain Monié
	02)	Colin Dyer	07)	Sheila A. Penrose
	03)	Darryl Hartley-Leonard	08)	David B. Rickard
	04)	Sir Derek Higgs	09)	Thomas C. Theobald
	05)	Lauralee E. Martin

Vote On Proposals
							For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008						☐	☐	☐

3.	To approve a proposed amendment to the Jones Lang LaSalle Stock Award and Incentive Plan to increase the number of shares of our Common Stock reserved for issuance under that Plan by 3,000,000						☐	☐	☐

4.	To vote upon any other matters that may properly be presented at the meeting according to their best judgement and in their discretion.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, FOR the ratification of the appointment of KPMG, and FOR the amendment to the Stock Award and Incentive Plan, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

NOTE:  Please sign, date and return your instructions promptly in the enclosed envelope.  Sign exactly as name(s) appear(s) hereon.  Joint owners should each sign.  When signing as attorney, executor, adminstrator, trustee or guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 10-K/Annual Report are available at www.proxyvote.com.

JONES LANG LASALLE INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 29, 2008

The 2008 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Thursday, May 29, 2008, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

The undersigned hereby appoints Colin Dyer, Lauralee E. Martin, and Mark J. Ohringer, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 29, 2008, or at any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse side and mail promptly in the enclosed postage-paid envelope.

(Continued and to be dated and signed on the reverse side.)

QuickLinks

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
  Information about the Board of Directors and Corporate Governance
  Director Independence; Review of Relationships and Related Transactions
  Non-Executive Chairman of the Board
  The Board and Board Committees
Current Committee Membership and Number of Meetings During 2007
  The Audit Committee
  The Compensation Committee
  The Nominating and Governance Committee
  Nominations Process for Directors
  Majority Voting for Directors
  Director Compensation
  Director Compensation for 2007
  Director Stock Ownership
  De-Classification of the Terms of the Members of the Board of Directors
  Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders
  Communicating with Our Board of Directors
PROPOSAL 1—ELECTION OF DIRECTORS
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
Non–Executive Directors
Directors Who Are Also Executive Officers
Additional Executive Officers
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
  Oversight of Executive Compensation Programs
  Executive Compensation Philosophy and Guiding Principles
  Why We Pay Each Element of Compensation.
  How We Determine The Elements of Compensation
  How We Made Our 2007 Compensation Decisions
  Stock Ownership Guidelines for Executive Officers
  Additional Long Term Compensation Programs.
  Certain Tax Matters
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
Summary Compensation Table
Grants of Plan-Based Awards For 2007
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested During 2007
Awards Outstanding under the Co-Investment Long Term Incentive Plan
Pension Benefits
Nonqualified Deferred Compensation
Termination and Change in Control Payments
COMMON STOCK SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION ABOUT THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3—APPROVAL OF AMENDMENT TO THE STOCK AWARD AND INCENTIVE PLAN
APPROVAL OF AMENDMENT TO THE STOCK AWARD AND INCENTIVE PLAN
PROXY DISTRIBUTION AND SOLICITATION EXPENSE
  Appendix I